UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

FOX FACTORY HOLDING CORP.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐ Fee paid previously with preliminary materials.
☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Fox Factory Holding Corp.
915 Disc. Drive
Scotts Valley, CA 95066
(831) 274-8336

April 24, 2014
Dear Stockholders of Fox Factory Holding Corp.:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Fox Factory Holding Corp., which will be held Thursday, June 5, 2014, at 9 a.m., Pacific Time, at our corporate headquarters located at 915 Disc Drive, Scotts Valley, CA 95066. Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

Your vote is very important to us. We ask each stockholder to please assist us in preparing for the meeting by following the voting procedures contained in the proxy statement, proxy card or voting instruction form. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to promptly vote your shares either by telephone, online, or by completing, signing, dating and returning the enclosed proxy card so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Completing a proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted, if, for any reason, you are unable to attend.

I look forward to hosting you at our Scotts Valley headquarters in June.

Very truly yours,

Larry L. Enterline
Chief Executive Officer

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
June 5, 2014

Fox Factory Holding Corp.’s Annual Meeting of Stockholders will be held on Thursday, June 5, 2014 at 9 a.m., Pacific Time, at our corporate headquarters located at 915 Disc Drive, Scotts Valley, CA 95066.

The purposes of the meeting are:

1.	To elect two directors for a term to expire at the 2017 Annual Meeting of Stockholders;

2.	To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as our independent public accountants for 2014;

3.	To consider and act upon a proposal to approve the Fox Factory Holding Corp. 2013 Omnibus Plan; and

4.	To consider and act upon such other matters as may properly be brought before the meeting, or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement. The Board of Directors recommends that you vote FOR the election of the nominated directors, FOR the ratification of the independent auditor and FOR the approval of the Fox Factory Holding Corp. 2013 Omnibus Plan. The Board of Directors knows of no other matters at this time that may be properly brought before the meeting.

Stockholders of record at the close of business on April 16, 2014 are entitled to notice of, and to vote at the Annual Meeting and any subsequent adjournments or postponements. A list of these stockholders will be available for inspection for 10 days preceding the Annual Meeting at our corporate headquarters, 915 Disc Drive, Scotts Valley, CA 95066. The notice of annual meeting, proxy statement and proxy card are first being provided to stockholders on or about April 24, 2014.

Your vote is very important to us. We ask each stockholder to please assist us in preparing for the meeting by following the voting procedures contained in the proxy statement, proxy card or voting instruction form. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to promptly vote your shares either by telephone, online, or by completing, signing, dating and returning the enclosed proxy card so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Completing a proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted, if, for any reason, you are unable to attend.

Our proxy tabulator, Broadridge Financial Solutions, Inc. must receive any proxy that will not be delivered in person to the Annual Meeting by 11:59 p.m., Eastern Time on Wednesday, June 4, 2014.

By Order of the Board of Directors,

David Haugen
Corporate Secretary
Scotts Valley, California
April 24, 2014

Fox Factory Holding Corp.
915 Disc. Drive
Scotts Valley, CA 95066
(831) 274-8336
April 24, 2014

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 5, 2014

Fox Factory Holding Corp. (which we refer to as “we,” “us,” “our,” “FOX” or the “Company”) is furnishing this proxy statement in connection with the solicitation by our Board of Directors (our “Board”) of proxies to vote at the Annual Meeting of Stockholders on June 5, 2014 (the “Annual Meeting”), or at any adjournment or postponement thereof, at our corporate headquarters, 915 Disc Drive, Scotts Valley, CA 95066, at 9 a.m., Pacific Time. We first sent these proxy materials to our stockholders on or about April 24, 2014. A copy of this proxy statement, the enclosed proxy card and our 2013 Annual Report can be found at the web address www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT
THIS PROXY STATEMENT AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

•	Proposal 1: To elect two directors for a term to expire at the 2017 Annual Meeting of Stockholders.

•	Proposal 2: To ratify the appointment of Grant Thornton LLP as independent public accountants for 2014.

•	Proposal 3: To approve the Fox Factory Holding Corp. 2013 Omnibus Plan.
The stockholders will also act on any other business that may properly come before the meeting.

Who may attend the Annual Meeting?

Anyone who was a stockholder as of the close of business on April 16, 2014 may attend the Annual Meeting. Broadridge Financial Solutions, Inc. (“Broadridge”) has been selected as our inspector of election. As part of its responsibilities, Broadridge is required to independently verify that you are a FOX stockholder eligible to attend the Annual Meeting and to determine whether you may vote in person at the Annual Meeting. If you plan to attend the meeting on June 5, 2014, you should register in advance by following the instructions set forth in the proxy card.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on April 16, 2014, the record date, are entitled to vote. There were 36,594,086 shares of common stock outstanding on April 16, 2014. Stockholders are entitled to cast one vote per share on all matters.

What documents am I required to bring in order to vote at the Annual Meeting if I am voting as a stockholder?

The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a stockholder of record or you represent a stockholder of record. If you are a stockholder of record holding shares in your own name, you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport) and registration confirmation. Trustees who are individuals and named as stockholders of record are in this category. If you attend on behalf of a stockholder of record, whether such stockholder is an individual, corporation, trust or partnership, you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport), registration confirmation, and either a letter from that stockholder of record authorizing you to attend the Annual Meeting on their behalf or we must have received by 11:59 p.m. Eastern Time, June 4, 2014 a duly executed proxy card from the stockholder of record appointing you as proxy.

What documents am I required to bring in order to vote at the Annual Meeting if I am voting as a beneficial owner?

If your shares are held in street name, your name does not appear on the share register of the Company. The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a beneficial owner or you represent a beneficial owner. If you are a beneficial owner, you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport), registration confirmation, and either a legal proxy that you have obtained from your bank or broker or your most recent brokerage account statement or a recent letter from your bank or broker showing that you own shares of the Company. If you attend on behalf of a beneficial owner, you must bring to the Annual Meeting a letter from the beneficial owner authorizing you to represent such beneficial owner’s shares at the Annual Meeting and the identification and documentation specified above for individual beneficial owners.

How do I vote my shares in person at the Annual Meeting?

Stockholders of record may vote their shares in person at the Annual Meeting by ballot. Each proposal has a separate ballot. You must properly complete, sign, date and return the ballots to the inspector of election at the Annual Meeting to vote in person. To receive ballots, you must bring with you the documents described above. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote my shares without attending the Annual Meeting?

Properly appoint a proxy to vote on your behalf by promptly submitting the proxy card, which is solicited by the Board. The persons named in the proxy card have been designated as proxies by our Board. The designated proxies are officers of the Company. They will vote as directed by the completed proxy card. Stockholders of record also have the opportunity to appoint another person to attend the Annual Meeting and vote on their behalf by inserting such other person’s name on the proxy card and returning the duly executed proxy card to us.

There are three ways to vote by proxy:

•	By Mail -
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing; c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•	By Telephone - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time June 4, 2014. Have your proxy card in hand when you call and then follow the instructions.

•	By the Internet - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time June 4, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you received a proxy card in the mail but choose to vote by telephone or Internet, you do not need to return your proxy card.

If your shares are held in the name of a bank, broker or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone or Internet voting will depend on the bank’s, broker’s or other record holder’s voting process. Your bank, broker or other record holder may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Therefore, please give voting instructions to your bank, broker or other record holder.

You may vote by phone or Internet until 11:59 p.m. Eastern Time June 4, 2014, or Broadridge Financial Solutions, Inc. must receive your paper proxy card by 11:59 p.m. Eastern Time on June 4, 2014.

How will my proxy be voted?

All properly completed, unrevoked proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted:

•	FOR Proposal 1, the election of all nominees for election as director described in this proxy statement;

•	FOR Proposal 2, the ratification of the appointment of Grant Thornton LLP as our independent public accountants for 2014;

•	FOR Proposal 3, the approval of the Fox Factory Holding Corp. 2013 Omnibus Plan; and

•	in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.
The Board is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote all proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.

May I revoke or change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to our Secretary, by delivering a proxy bearing a later date or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the meeting and voting in person.

Will my vote be made public?

All proxies, ballots and voting materials that identify the votes of specific stockholders will generally be kept confidential, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

What constitutes a quorum, permitting the meeting to conduct its business?

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum.

Shares represented by proxies that are marked “Abstain” will be counted as shares present for purposes of determining the presence of a quorum. Shares of stock entitled to vote that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner.

How many votes are needed to approve a proposal?

Assuming the presence of a quorum, each director nominee receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected as a director. No stockholder shall be permitted to cumulate votes for the election of directors. Broker non-votes and abstentions are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy. The election of directors, is a non-discretionary item and brokers may not vote on Proposal 1 without specific voting instructions from beneficial owners, resulting in a broker non-vote.

Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment of Grant Thornton LLP as our independent registered public accountants for 2014. An abstention is not counted toward the ratification of the selection of Grant Thornton LLP our independent registered public accounting firm, and the effect of an abstention is the same as a vote “Against” the ratification. With respect to broker non-votes relating to the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2014, such person’s shares will be voted “For” the ratification of the selection of Grant Thornton as the independent registered public accounting firm for 2014 and will not be considered non-votes because the ratification of auditors has been determined to be a discretionary item upon which your bank or broker has the authority to vote uninstructed shares.

Assuming the presence of a quorum, to satisfy the requirements of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (the “Code”), a majority of votes cast at the Annual Meeting (in person or by proxy) is required in order to approve the Fox Factory Holding Corp. 2013 Omnibus Plan (the “2013 Omnibus Plan”). An abstention is not counted toward the approval of the 2013 Omnibus Plan, and the effect of an abstention is the same as a vote “Against” the approval. Broker non-votes will have no impact on this proposal.

Who will count the vote?

Representatives of Broadridge will tabulate the votes and act as inspectors of election.

How can I find the voting results of the Annual Meeting?

We will report the voting results in a Current Report on Form 8-K within four business days of the Annual Meeting, which shall begin to run on the day on which the meeting ends.

How does Fox’s status as an “emerging growth company” affect this proxy?

We are an “emerging growth company,” as that term is defined in Section 2(A) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We have taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that do not qualify as emerging growth companies, including, without limitation, reduced disclosure obligations relating to executive compensation and exemptions from the requirements of holding advisory “say-on-pay,” “say-when-on-pay” and “golden parachute” executive compensation votes.

How is the solicitation being made?

This solicitation is being made by us and as such the cost of solicitation of proxies will be borne by us. Solicitation may be made by our directors, officers, and employees, personally or by telephone, email or fax. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses.

Where can I find more information about Fox Factory Holding Corp.?

We file reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at our website at http://investor.ridefox.com/ and at the Internet site maintained by the SEC at http://www.sec.gov.

ELECTION OF CLASS I DIRECTORS
(Proposal I)
The Board of Directors recommends that you vote FOR this proposal.
The Board of Fox Factory Holding Corp. is currently comprised of seven individuals, and is divided into three classes serving staggered three year terms. The terms of office of Classes I, II and III expire at different times in annual succession, with one class being elected at each annual meeting of stockholders. Messrs. Hagin and Mendenhall are Class I members and are up for election at this year’s Annual Meeting. Messrs. Nichols and Waitman are Class II members and will serve until the 2015 Annual Meeting. Messrs. Enterline, Fox and Sabo are Class III members and will serve until the 2016 Annual Meeting.

Class I directors, are proposed to be elected at the Annual Meeting and to serve for a term to expire at the annual meeting of stockholders to be held in 2017 and until their successors are chosen and have qualified. The Board has nominated Messrs. Joseph Hagin and Dudley Mendenhall for election as Class I directors. All of the nominees have indicated a willingness to stand for election and to serve if elected. You may vote “For” or “Against” any or all of the director nominees, or you may “Abstain” from voting.

Unless otherwise indicated in your proxy, the persons named as proxies in the proxy card, or their substitutes, will vote your proxy for all the nominees, each of whom has been designated as such by the Board. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by the Nominating and Corporate Governance Committee of the Board, if such a replacement nominee is designated. Each nominee recommended by the Board to stockholders was recommended to the Board by the Nominating and Corporate Governance Committee. The following paragraphs describe the business experience and education of Messrs. Hagin and Mendenhall.

Directors Up for Election

Joseph Hagin. Mr. Hagin joined us as a director of Fox Factory, Inc. (our “Subsidiary”), in January 2009. He was appointed as a director of our Company in June 2013. Mr. Hagin has served as senior partner at Command Consulting Group, an international security and intelligence consulting firm since January 2009. From September 2008 to August 2010, he was the Chairman of S Mobile Corporation, a technology company. Mr. Hagin served as White House Deputy Chief of Staff for President George W. Bush from January 2001 until August 2008. Mr. Hagin earned a BA in English from Kenyon College in 1979.

Mr. Hagin’s executive management experience and expertise brings a unique perspective to our Board that enables him to provide insight with respect to the management of our Company.

Dudley Mendenhall. Mr. Mendenhall joined us as a director of our Subsidiary in February 2012. He was appointed as a director of our Company in June 2013. Since July 2012, Mr. Mendenhall has been an independent consultant providing financial advisory services. From January 2011 to July 2012, he was Vice President, Strategy, Planning and Operations in the office of Strategy and Technology at Hewlett-Packard Company. From March 2009 to August 2010, Mr. Mendenhall served as Chief Financial Officer of Solera Holdings, Inc., a provider of software and services to the automobile insurance claims processing industry. From September 2007 to March 2009, Mr. Mendenhall was Chief Financial Officer of Websense, Inc., a company providing integrated web, data and email security solutions. From April 2003 to September 2007, Mr. Mendenhall was Senior Vice President and Chief Financial Officer of K2, Inc., an international sporting equipment manufacturer. Mr. Mendenhall holds a BA in Economics from Colorado College.

Mr. Mendenhall’s experience as chief financial officer at public companies, and background in finance and accounting, assists our Board with financial review and risk management obligations.

The election of directors is by plurality vote of holders present in person or by proxy at the Annual Meeting and entitled to vote thereon, with the two nominees receiving the highest vote total to be elected as directors.

Directors Not Up for Election

The following paragraphs describe the business experience and education of our Class II and Class III directors (not standing for election).

Larry L. Enterline. Mr. Enterline was named our Chief Executive Officer in May 2013 and appointed a director in June 2013. Prior to Mr. Enterline’s appointment as our Chief Executive Officer and director, Mr. Enterline served as Chief Executive Officer and director of our Subsidiary, since March 2011. Since April 2010, Mr. Enterline has served as the Chief Executive Officer of Vulcan Holdings, Inc., his private investment holding and consulting services company. From January 2006 to April 2010, Mr. Enterline was Chief Executive Officer of COMSYS IT Partners, Inc., an IT staffing and solutions company. Since October 2005, Mr. Enterline has served on the board of directors of Concurrent Computer Corporation (NASDAQ: CCUR), a provider of software, hardware and professional services for the video market and the high-performance, real-time market. From April 2005 to September 2011, Mr. Enterline served on the board of directors of Raptor Networks Technology, Inc., now known as Mabwe Minerals Inc. (PINK: MBWE), which, at the time of Mr. Enterline’s membership on the board, was engaged in the data network switching industry. From 1989 to 2000, Mr. Enterline served in various management roles, including Senior Vice President of Worldwide Sales and Service Organization, at Scientific-Atlanta, Inc., a Georgia-based manufacturer of cable television, telecommunications and broadband equipment. Mr. Enterline earned a BSEE in Engineering from Case Western Reserve University in 1974, and an MBA from Cleveland State University in 1988.

Mr. Enterline’s current position as our Chief Executive Officer and as Chief Executive Officer of our Subsidiary, service on other public company boards and leadership experience give him the qualifications and skills to serve on our Board.

Robert C. Fox, Jr. Mr. Fox is the founder of our Subsidiary and has served as a director of our Company since January 2008. He served as Chief Executive Officer of our Subsidiary from its inception in February 1978 until January 2008. From January 2008 to June 2009, he served as Chief Engineering Officer of our Subsidiary. Mr. Fox earned a BS in Physics from Santa Clara University in 1961, and an MBA from Santa Clara University in 1968.

As the founder of our Subsidiary, Mr. Fox brings a deep understanding of our history, culture and technology to our board of directors, which enables him to advise our board of directors on all aspects of our business, while bringing historic knowledge and continuity to our Board.

Carl Nichols. Mr. Nichols joined us as a director of our Subsidiary in May 2008. He was appointed as a director of our Company in June 2013. Since 2003, Mr. Nichols has served as Chief Executive Officer of david ID, LLC, a strategic brand consulting company. He also serves on the boards of directors of several private companies. Mr. Nichols has also served as a business council member of Solera Capital, LLC, an investment firm, since 2007. Mr. Nichols earned a BA in Economics from the University of California, Santa Cruz in 1978.

Mr. Nichols’ experience with strategic consulting, serving on the boards of companies and advising the portfolio companies of Solera Capital, LLC give him the qualifications and skills to serve on our Board.

Elias Sabo. Mr. Sabo has served as a director of our Company since December 2007. Mr. Sabo served as our President from January 2008 until June 2013. Since 1998, Mr. Sabo has served as a founding partner at Compass Group Management LLC, the manager of Compass Diversified Holdings (NYSE: CODI), the parent to Compass Group Diversified Holdings LLC (our “Sponsor”), and other alternative asset vehicles. Prior to joining our Sponsor, Mr. Sabo worked in the acquisition department of Colony Capital, LLC, a Los Angeles-based real estate private equity firm, from 1992 to 1996, and as a healthcare investment banker for CIBC World Markets (formerly Oppenheimer & Co.) from 1996 to 1998. Mr. Sabo also serves on the boards of directors of several private companies. Mr. Sabo earned a BS in Business from Rensselaer Polytechnic Institute in 1992.

Mr. Sabo brings to our Board business leadership experience, an extensive understanding of investment activities, and public company experience with respect to governance and risk management. His in-depth investment experience with our Sponsor enables him to advise our Board on various strategic and business matters.

Ted Waitman. Mr. Waitman has served as a director of our Company since June 2013. Since 1978, Mr. Waitman has held various leadership positions, including serving as President and Chief Executive Officer since 1996 and as a director since 2003, at CPM Holdings, Inc., a designer and manufacturer of process equipment for the animal feed and oilseed processing industries. From 2006 to 2008, he served as an independent director of our Sponsor. Mr. Waitman was also previously a director of the American Feed Industry Association and president of the Process Equipment Manufacturers’ Association. Mr. Waitman earned a BS in Industrial Engineering from the University of Evansville.

Mr. Waitman’s various leadership positions and extensive management and operating experience qualifies him to serve on our Board.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTING FIRM
(Proposal II)
The Board of Directors recommends that you vote FOR this proposal.
General
Our Audit Committee has appointed Grant Thornton LLP as independent public accountants to examine our consolidated financial statements for the year ending December 31, 2014, and has determined that it would be desirable to request that the stockholders ratify the appointment.
The Board recommends and asks that you ratify the selection of Grant Thornton LLP to serve as independent auditor for the Company for the fiscal year ending December 31, 2014. You may vote “For” or “Against” this Proposal, or you may “Abstain” from voting.
Grant Thornton LLP is a registered public accounting firm and audited our financial statements for the fiscal years ended December 31, 2013 and December 31, 2012. Based on its past performance during these audits, the Audit Committee has selected Grant Thornton LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for fiscal year 2014. Information regarding Grant Thornton LLP can be found at www.grantthornton.com.
Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.
Fees
The following table sets forth the total amount billed to us for the fiscal years ended December 31, 2013 and 2012 by Grant Thornton LLP.

	2013	2012
Audit Fees (1)	$1,196,930	$223,440
Tax Fees (2)	4,017	7,000
All Other Fees (3)	50,228	12,442
Totals	$1,251,175	$242,882

(1)
“Audit Fees” are fees billed by Grant Thornton LLP for professional services for the audit of our consolidated financial statements filed on Form 10-K, audit of our internal controls over financial reporting and for the review of our interim financial statements included in our quarterly reports on Form 10-Q. In fiscal year 2013, audit fees also included fees for services rendered in conjunction with our initial public offering.

(2)	“Tax fees” are fees billed by Grant Thornton LLP for professional services rendered in connection with tax compliance, advice and planning for our Taiwan branch.

(3)	“All Other Fees” are fees billed by Grant Thornton LLP for products and services other than those reported in Audit Fees and Tax Fees.
The Audit Committee has evaluated Grant Thornton LLP’s qualification, performance and independence and has determined that services provided by Grant Thornton LLP were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the Public Company Accounting Oversight Board (the “PCAOB”).

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve any independent accountant’s engagement to render audit and or permissible non-audit services (including the fees charged and proposed to be charged by independent accountants) subject to the de minimus exceptions under Section10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as otherwise required by law. Non-audit services may include audit-related services, tax services, or other services. The Audit Committee annually reviews whether the provision of permitted non-audit services is compatible with maintaining the accountant’s independence. Following our IPO, the Audit Committee approved all “Fees” in respect of 2013 and our Sponsor’s audit committee pre-approved all “Fees” in respect of 2012 and 2013.

APPROVAL OF THE FOX FACTORY HOLDING CORP.
2013 OMNIBUS PLAN
(Proposal III)
The Board of Directors recommends that you vote FOR this proposal.
General
In July 2013 and August 2013, our Board and stockholders, respectively, adopted the Fox Factory Holding Corp. 2013 Omnibus Plan (the “2013 Omnibus Plan”), which became effective on the closing our initial public offering and serves as the successor to our 2008 Plan and 2008 Non-Statutory Plan. The 2013 Omnibus Plan is the sole plan under which we make equity-based awards to our employees, directors and consultants upon and after the closing of our initial public offering. The 2008 Plan and the 2008 Non-Statutory Plan, however, continue to govern the terms and conditions of awards originally granted under the 2008 Plan and the 2008 Non-Statutory Plan, respectively.

We are asking our stockholders to approve the 2013 Omnibus Plan in order to ensure that performance-based awards may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and, therefore, be exempt from the annual deduction limitation imposed by Section 162(m) of the Code on compensation paid to our four executive officers who are “covered employees” under Section 162(m). Previous grants made under this Plan may qualify as performance-based compensation under Section 162(m) in accordance with the 12 month window for shareholder approval of board approved plans in Section 162(m) of the Code.

The following is a summary of the principal features of the 2013 Omnibus Plan. This summary does not purport to be a complete description of all of the provisions of the 2013 Omnibus Plan. It is qualified in its entirety by reference to the full text of the 2013 Omnibus Plan. A copy of the 2013 Omnibus Plan is attached to this Proxy in Exhibit A and is available on the SEC’s website at www.sec.gov.

Summary of the 2013 Omnibus Plan

Share reserve. We have reserved 3,631,709 shares of our common stock for issuance under the 2013 Omnibus Plan, plus an additional number of shares equal to any shares that are subject to outstanding awards under the 2008 Plan and the 2008 Non-Statutory Plan and which either cease for any reason to be subject to such awards or are forfeited, canceled or repurchased at their original issue price. In addition, the following shares of our common stock are available for grant or issuance under the 2013 Omnibus Plan:

•	shares subject to awards granted under the 2013 Omnibus Plan that are subsequently forfeited or canceled;

•	shares subject to awards granted under the 2013 Omnibus Plan that otherwise terminate without shares being issued; and

•	shares surrendered, canceled or exchanged for cash (but not shares surrendered to pay the exercise price or withholding taxes associated with the award).

Term. No awards under the 2013 Omnibus Plan will be made more than 10 years from the date our Board approved the plan.

Eligibility. Only our and our affiliates’ employees, consultants and board members are eligible to receive awards under the 2013 Omnibus Plan, although awards may be made to employees and consultants to whom an offer of employment has been or is being extended. Our Compensation Committee determines who will receive awards, and all of their terms and conditions.

The following table sets forth certain information regarding grants of equity awards made under the 2013 Omnibus Plan during fiscal year 2013 for each of the following: (i) each of the named executive officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

2013 Omnibus Plan
Name and Position	Dollar Value of Stock Options	Total Number of Stock Options	Dollar Value of Restricted Stock Units	Total Number of Shares Underlying Restricted Stock Units	Dollar Value of Restricted Stock	Total Number of Shares of Restricted Stock
Larry L. Enterline, Director and Chief Executive Officer	$—	—	$5,089,169	290,312	$—	—
Zvi Glasman, Chief Financial Officer, Treasurer and Corporate Secretary	—	—	1,628,537	92,900	—	—
Mario Galasso, President, Business Divisions	—	—	2,035,671	116,125	—	—
Executive Group	—	—	8,753,337	499,337	—	—
Non-Executive Director Group	—	—	93,470	5,332	—	—
Non-Executive Officer Employee Group	—	—	201,956	11,600	—	—

Administration. The 2013 Omnibus Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Our Compensation Committee has the authority to construe and interpret the 2013 Omnibus Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2013 Omnibus Plan may be made subject to performance goals based upon performance criteria and other terms in order to qualify as performance based compensation for the purposes of Section 162(m) of the Code.

Award forms and limitations. The 2013 Omnibus Plan authorizes the award of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance-based compensation and other stock-based awards. For stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, the maximum number of shares subject to ISO awards is 3,631,709. The maximum number of shares subject to restricted stock, restricted stock units and unrestricted stock awards will be 1,815,854. The maximum will be 907,927 shares for each of the following award types granted to any one person within any fiscal year of ours: (i) the shares subject to ISOs, (ii) the shares subject to stock options and stock appreciation rights, (iii) the shares subject to performance-based compensation awards, (iv) restricted stock, restricted stock units and unrestricted stock, and (v) all other stock-based awards.

Stock options. The 2013 Omnibus Plan provides for the grant of ISOs only to our employees. All options other than ISOs may be granted to our employees, directors, consultants, independent contractors and advisors. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of that value. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. In general, options will vest over a four-year period. The maximum term of options granted the 2013 Omnibus Plan is 10 years (five years in the case of ISOs granted to 10% or more stockholders).

Stock appreciation rights. Stock appreciation rights provide for a payment, or payments, in cash, shares of our common stock or a combination of both, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price that must be at least equal to the fair market value of our common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions.

Restricted stock. A restricted stock award is an offer by us to issue or to sell shares of our common stock subject to restrictions. The price (if any) of a restricted stock award is determined by our Compensation Committee. Unless otherwise determined by our Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

Restricted stock units. A restricted stock unit is an award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve certain performance conditions.

Unrestricted stock. An unrestricted stock award is an award of shares of our common stock that is issued without forfeiture restrictions.

Other stock-based awards. Stock-based awards, such as dividend equivalent rights and other awards denominated or payable in shares of our common stock may be granted as additional compensation for services or performance.

Performance-based compensation. An award (other than Options and Stock Appreciation Rights) of performance-based compensation that is earned upon achievement of pre-established performance goals and settled (paid) in the form of cash or by issuance of shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance goals. We have the flexibility, but not the obligation, to structure these awards in a manner so as to exempt them from the deduction limitations set forth in Section 162(m) of the Code.

Performance-based compensation criteria. The Compensation Committee may grant eligible plan participants shares of our common stock or cash in accordance with the achievement of performance goals during a performance period. Performance goals are established in writing by the Compensation Committee for the performance period, at least one year in duration, based upon performance criteria. The performance criteria for such performance goals applicable to any performance based-compensation that is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code relating to our four covered employees shall be based on one or more of the following criteria (either individually, alternatively or in any combination):

return on net assets	cash flows	return on assets	return on capital
revenue	average revenue	stockholder returns	profit margin
earnings per share	net earnings	operating earnings	free cash flow
growth of business	enterprise value	capital expenses	cost targets
share price	sales or market share	operating expenses
earnings before interest, taxes, depreciation and amortization	equity market capitalization	return on stockholder’s equity

With respect to performance-based compensation the Compensation Committee intends to comply with Section 162(m) of the Code, to the extent required under 162(m) of the Code, the Compensation Committee shall, within the first ninety (90) days of a performance period (or within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the performance criteria it selects to use for such performance period.

The Compensation Committee is authorized at any time during the first ninety (90) days of a performance period, or at any time thereafter (but only to the extent the exercises of such authority after the first ninety (90) days of a performance period would not cause the performance-based compensation granted to any eligible participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period to the extent permitted under 162(m) of the Code in order to prevent the dilution or enlargement of the rights of the eligible participants, (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development affecting the Company; or (b) in recognition of, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Achievement of performance goals may be measured by including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposition of a business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board, or other applicable accounting rules, or consistent with the Companies policies and practices for measuring the achievement of performance goals on the date on which the Compensation Committee establishes the performance goals.

Additional provisions. Awards granted under the 2013 Omnibus Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by our Compensation Committee. Unless otherwise restricted by our Compensation Committee, awards that are non-ISOs or stock appreciation rights may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative, or a family member of the optionee who has acquired the non-ISOs or stock appreciation rights by a permitted transfer. Awards that are ISOs may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

If we experience a change of control transaction, and unless an award provides otherwise: outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company, and outstanding awards that are not assumed or substituted will become fully vested and non-forfeitable, exercisable in the case of options and stock appreciation rights, and satisfied at target levels in the case of performance-based awards. Unless an award provides otherwise, if an award is assumed or substituted by the successor company in connection with a change of control transaction and the holder’s employment or service to us is terminated without cause or the holder terminates his or her employment or service to us for good reason, in each case within 24 months of such change of control transaction, all assumed or substituted awards held by such holder will become fully vested and non-forfeitable. All awards will be equitably adjusted in the case of stock splits, recapitalizations and similar transactions.

New Plan Benefits

We cannot currently determine the number of shares subject to awards that maybe granted in the future to executive officers, directors and employees under the 2013 Omnibus Plan because awards under the 2013 Omnibus Plan are determined by the plan administrator in its discretion. Information regarding individual awards to each of our named executive officers during fiscal 2013 is set forth under "Director Compensation" below. Additional information regarding our outstanding awards and available shares as of December 31, 2013 is set forth under "Equity Compensation Plan Information" below.

DIRECTOR COMPENSATION
Non-employee Director Compensation for 2013

Any non-employee director who, directly or indirectly, beneficially owns 5% or more of outstanding securities or is employed by or represents a stockholder of us that, directly or indirectly, beneficially owns 5% or more of the Company’s outstanding securities is not entitled to receive any cash compensation or equity-based compensation for his or her service on the Board. Such non-employee director is, however, entitled to receive reimbursement for reasonable expenses which he or she properly incurs in connection with attending Board meetings and performing their duties as a director.

On August 13, 2013 we consummated our initial public offering (our “IPO”). Prior to our IPO, the standard fee arrangements for our non-employee directors (other than those serving on our Board on behalf of our Sponsor) included an annual cash retainer of $20,000, payable quarterly, for service as a director of our Subsidiary. In addition, each non-employee director generally received options to purchase shares of our common stock upon his or her election or appointment to the Board of Directors of our Subsidiary. In connection with our IPO, in July 2013, we executed a Non-employee Director Compensation Policy which provides for an annual cash retainer of $40,000, payable quarterly for service as a director of Fox Factory Holding Corp. Additional retainers are available for service as a Committee Chairperson or as a Lead Independent Director. The chairpersons of the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee are provided additional retainers of $15,000, $7,500 and $7,500 respectively. Our Lead Independent Director is paid an annual retainer of $10,000, plus the other retainers and compensation he may receive. Each non-employee director is also paid $1,000 for each meeting of a committee of the Board attended by such director telephonically or in person. Finally, each of the non-employee directors is entitled to receive reimbursement for reasonable expenses which they properly incur in connection with attending Board meetings and their duties as a director.
Pursuant to our Non-employee Director Compensation Plan, non-employee directors are also granted annual equity-based compensation awards in the form of restricted share units pursuant to the 2013 Omnibus Plan. These awards vest on the day immediately prior to the next annual meeting, subject to accelerated vesting in the event of the director’s death or a change in control of the Company and are subject to such additional terms and conditions as may be set forth in the applicable award agreement and plan. In 2013, non-employee directors, who were serving on the Board at the time our IPO was consummated, received initial awards of 5,332 restricted share units on August 13, 2013. These awards will vest on the day immediately prior to the Annual Meeting, subject to accelerated vesting in the event of a director’s death or a change in control of the Company. Thereafter and subject to applicable laws and our policies then in place for equity-based awards, the non-employee directors who serve on the Board immediately following the Annual Meeting and each annual meeting thereafter shall be entitled to receive an annual award of restricted share units. The number of restricted share units to be awarded annually shall be determined by dividing $40,000 (or such other amount as determined by the Board in its sole discretion), by the closing price of our common stock on the date of grant. Such annual awards shall be granted on the date of our annual meeting or, alternatively, during the open trading window that follows our annual meeting.

The following table sets forth information for the year ended December 31, 2013 regarding the compensation awarded to, earned by or paid to persons who served as our directors during 2013 who are not named executive officers. Each of Messrs. Sabo and Maciariello served on our Board on behalf of our Sponsor and received no compensation for his services as a director in 2013. We paid CGM management fees pursuant to the Management Services Agreement, as described below under “Certain relationships and related party transactions-Management Services Agreement.” Mr. Fox, the founder of our Subsidiary, also received no compensation for his services as a director in 2013.

Name	Fees earned or paid in cash	Stock Awards (1)	Option Awards (2)		All other compensation		Total
Robert C. Fox, Jr.	$26	$—	$—		$18,036	(3)	$18,062
Joseph Hagin (4)	38,500	23,367	12,031	(5)	—		73,898
Patrick A. Maciariello (6)	—	—	—		—		—
Dudley Mendenhall (4)	42,000	23,367	12,031	(5)	—		77,398
Carl Nichols (4)	31,000	23,367	—		—		54,367
Elias Sabo	—	—	—		—		—
Ted Waitman (4)	19,918	23,367	—		—		43,285

(1)	The amounts in this column represent restricted stock units issued pursuant to the 2013 Omnibus Plan.

(2)	As of December 31, 2013, no options were exercisable.

(3)	Consists of $30 paid for life insurance and $18,006 paid for medical and dental plan premiums.

(4)	The directors joined our Board on June 13, 2013.

(5)	The directors were granted an option to purchase 4,645 shares each of our common stock with an exercise price $7.59 per share as consideration for service as a director.

(6)	Mr. Maciariello resigned from our Board on April 11, 2013.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which currently consists of seven members. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management.
The Board of Directors
Governance Guidelines

Our Board has adopted a set of governance guidelines the "Governance Guidelines" to assist our Board and its committees in performing their duties and serving the best interests of our Company and our stockholders. The Governance Guidelines cover topics including, but not limited to, director selection and qualification, director responsibilities and operation of our Board, director access to management and independent advisors, director compensation, director orientation and continuing education, succession planning, recoupment of performance-based compensation and the annual evaluations of our Board.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors involved in the oversight of our day-to-day operations, including our Chief Executive Officer, Chief Financial Officer and other executive and senior officers. The code of business conduct and ethics is posted on our website. The code of business conduct and ethics can only be amended by the approval of a majority of our Board, including a majority of our independent directors. Any waiver to the code of business conduct and ethics for an executive officer or director may only be granted by our Board and must be timely disclosed as required by applicable law. Any amendments to the code of business conduct and ethics, or any waivers of its requirements, will be disclosed on our website.

Leadership Structure

Our Board is currently comprised of seven members, four of whom are independent and one of whom is an officer of our Company. The Board believes its current leadership structure best serves the interest of the stockholders. The Board does not have a policy as to whether the Chairman should be an independent director, but when the Chairman is not an independent director the independent directors appoint a “Lead Independent Director.” Mr. Sabo is our Chairman and leads our Board. He presides at all meetings of stockholders and the Board. Mr. Enterline, as Chief Executive Officer, has general charge and management of the affairs, property and business of the corporation, under the oversight, and subject to the review and direction, of the Board. The separation of the roles of Chief Executive Officer and the Chairman allows the Chief Executive Officer to focus primarily on leading the day to day operations of the Company while the Chairman can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance, community relations and stockholder issues. We also have a Lead Independent Director, Mr. Mendenhall. Mr. Mendenhall, in his role as a Lead Independent Director, chairs executive sessions of the independent directors, and if appropriate is available for consultation with stockholders.

Our Board has three standing committees, comprised solely of independent directors, the Audit Committee, chaired by Mr. Mendenhall, the Compensation Committee, chaired by Mr. Waitman, and the Nominating and Corporate Governance Committee, chaired by Mr. Hagin. The responsibilities and authority of each committee are described below.

Risk Oversight

The Board believes risk management is an important aspect of our business. While the Board as a whole ultimately has the responsibility for overseeing risk management, the Board has delegated certain duties with respect to risk oversight to our Audit Committee. In furtherance of such purpose, the Audit Committee Charter specifically requires the Audit Committee to discuss with management, the internal auditor or internal audit service provider, as the case may be, and the independent accountant the Company’s major risk exposures (whether financial, operations or both) and the steps management has taken to monitor and control such exposure, including the Company’s risk assessment and risk management policies. The Audit Committee reports back to the Board with its findings.

Board Meetings

During 2013, the Board held six meetings. All of our directors who served in 2013 attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

Attendance of Directors at 2014 Annual Meeting

Pursuant to our governance guidelines, our directors are encouraged to attend our annual meetings of stockholders.

Certain Relationships and Related Transactions and Director Independence
Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. As provided by our Nominating and Corporate Governance Committee Charter, our Nominating and Corporate Governance Committee is responsible for reviewing and approving in advance any related party transaction.

Contractual Arrangements with Related Parties

In addition to the director and executive officer compensation arrangements discussed under “Director Compensation” and “Executive Compensation,” the following is a summary of material provisions of transactions occurring since January 1, 2013, of which we have been a party and in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, have had or will have a direct or indirect material interest.

Our Sponsor. Compass Group Diversified Holdings LLC, our Sponsor, was a selling stockholder in our Initial Public Offering. Our Sponsor is managed by CGM. CGM also provides services to us. In addition, one of our directors, Elias Sabo, owns a portion and is the sole manager of CGM and prior to the IPO provided services to us.

Management Services Agreement. Under a Management Services Agreement between Fox Factory, Inc. and CGM, CGM performed executive, financial and managerial oversight services for us. In connection with our IPO, we terminated the Management Services Agreement. The exculpation and indemnification provisions survived the termination.

Credit Facility. In August 2013, in connection with our IPO and we entered into the 2013 Credit Facility, the Company repaid all indebtedness due under our Sponsor provided Prior Credit Facility and that Prior Credit Facility was terminated.

Stockholders’ Agreement. In connection with our Sponsor’s acquisition of a majority interest in us in January 2008, we entered into a stockholders’ agreement with our Sponsor and certain other stockholders, including executive officers, which was amended in May 2013 and terminated at the closing of our IPO. The stockholders’ agreement contained provisions relating to (i) restrictions on transfer of shares, which generally prohibited stockholders from transferring shares of our common stock, other than in connection with a tag along right, a drag along transaction, our exercise of a call right following the resignation of an officer or director on less than 90 days’ notice to us, or otherwise in limited circumstances such as to affiliates or for estate planning purposes, (ii) tag along rights in connection with certain sales of shares by our Sponsor, (iii) drag along rights in favor of our Sponsor in connection with any sale of at least a majority of the shares held by our Sponsor, (iv) preemptive rights, and (v) prohibitions on certain stockholders (other than our Sponsor and other institutional owners) from competing with our Company, or soliciting our customers or employees, while such persons are stockholders of our Company until one year after the final disposition of such person’s shares.

Registration Rights Agreement. We entered into a registration rights agreement with our Sponsor and certain other stockholders, which was most recently amended and restated in May 2013. The registration rights agreement provides our stockholders and their permitted transferees with certain demand registration rights in respect of the shares of our common stock held by them. In addition, in the event that we register additional shares of our common stock for sale to the public, we will be required to give notice of such registration to our Sponsor and the other stockholders party to the agreement of our intention to effect such a registration, and, subject to certain limitations, our Sponsor and such holders will have piggyback registration rights providing them with the right to require us to include shares of our common stock held by them in such registration. We will be required to bear the registration expenses, other than underwriting discounts and commissions, associated with any registration of shares described above.

Real Property Leases. Under a triple net lease dated July 1, 2003, we rent our Watsonville, California manufacturing and office facilities from Robert C. Fox, Jr., the founder of our Subsidiary and a minority stockholder of our Company. Under this lease we paid Mr. Fox $1.2 million and $1.1 million for the years ended December 31, 2013 and 2012, respectively. The lease ends on June 30, 2018, and is subject to annual adjustments for cost-of-living based upon the Consumer Price Index. Under a sublease dated January 1, 2012 and sublease Addendum dated June 28, 2013, we sublease approximately 3,665 square feet of space on the first floor of the building of our headquarters, 915 Disc Drive, Scotts Valley, California, to Mr. Fox. These premises are permitted to be used for research and development and office space. Under this sublease, Mr. Fox pays rent in the amount of $5,000 per month, subject to proating in the event Mr. Fox occupies subleased premises for less than a month.

Loan. In June 2012, our Subsidiary provided a one-time loan to John Boulton for personal reasons in the amount of $150,000. Mr. Boulton received a bonus from us in the amount of $251,095 in April 2013 in recognition of his outstanding service to our Company, the after-tax net proceeds of which were used to repay the loan in full ($150,000 of such payment represented the outstanding principal amount under the loan and $380 of such payment represented interest accrued on such principal amount). This loan is no longer outstanding.

Information Sharing and Cooperation Agreement. In connection with our IPO, we entered into an Information Sharing and Cooperation Agreement, (the "Information Agreement") with Compass Diversified Holdings, on behalf of itself and our Sponsor. Under the Information Agreement, the parties agreed to share certain information with each other, refrain from changing their respective fiscal year without the consent of the other party, refrain from making or adopting certain changes to their accounting estimates or accounting policies and principles and consult and cooperate with each other as to the timing of certain SEC filings, earnings releases, press releases and other public disclosures. Subject to its terms, under the Information Agreement we also agreed to select the same registered public accounting firm as our Sponsor; maintain appropriate disclosure controls and procedures and internal controls over financial reporting; prepare and deliver to our Sponsor certain financial information and reports, including reports to be filed with the SEC. The majority of our obligations in the Information Agreement terminate at such time as our Sponsor is no longer required to consolidate our results of operations and financial position while our remaining obligations terminate at such time as our Sponsor is no longer required to account for its investment in us under the equity method of accounting.

Directed Share Program. In connection with our IPO shares of our common stock were offered to certain of our business associates, officers, directors, employees and certain of their family members, as part of a directed share program. The directed share program did not limit the ability of our directors, officers and their family members, or holders of more than 5% of our capital stock, to purchase more than $120,000 in value of our common stock. Mr. Hagin purchased 10,000 share of our common stock through the directed share program for an aggregate purchase price of $150,000, or $15.00 per share.

Controlled Company Status

Because our Sponsor controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of the NASDAQ Stock Market LLC ("NASDAQ"). Therefore, we are not required to have majority of our Board be independent, nor are we required to have a compensation committee or an independent nominating function. We have decided, however, to operate as if we were not subject to “controlled company” exceptions.

Director Independence

The rules and listing standards of NASDAQ, or the Nasdaq Listing Rules, generally require a majority of the members of our Board satisfy the Nasdaq Listing Rules criteria for “independence.” No director qualifies as independent under the Nasdaq Listing Rules unless our Board affirmatively determines that the director does not have a relationship with us that would impair independence (directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board has determined that Messrs. Hagin, Mendenhall, Nichols and Waitman are independent directors as defined under the Nasdaq Listing Rules. Mr. Enterline is not independent under the Nasdaq Listing Rules as a result of his position as our Chief Executive Officer, Mr. Sabo is not independent under the Nasdaq Listing Rules as a result of his relationship with our Sponsor and Mr. Fox is not independent under the Nasdaq Listing Rules as a result of the fact that we rent our Watsonville, California manufacturing and office facilities from Mr. Fox. See “Certain Relationships and Related Party Transactions and Director Independence-Our Sponsor” and “Certain Relationships and Related Party Transactions and Director Independence-Real Property Leases” above for additional information.

Nominations of Directors and Diversity
Consideration of Director Nominees

The Nominating and Corporate Governance Committee annually assesses the size and composition of the Board in light of our operating requirements. After this assessment the Nominating and Corporate Governance Committee identifies and makes recommendations to the Board with respect to candidates for election as directors by stockholders at our annual meetings. The Nominating and Corporate Governance Committee reviews candidates with certain criteria in mind, including, but not limited to: (a) qualities of intelligence, honesty, perceptiveness and responsibility; (b) a general interest in FOX and a recognition that, as a member of the Board, each director is accountable to the stockholders of FOX; (c) having a background that demonstrates an understanding of business and financial affairs of other organizations of comparable or large purpose, complexity and size, and subject to similar or greater legal restrictions and oversight; (d) being able to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company and its subsidiaries operate; (e) having no conflict of interest of legal impediment that would interfere with the duty of loyalty owed to the Company and its stockholders; (f) having no relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; (g) possessing skills necessary for service on any Board committee; (h) being compatible and bale to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and (i) possessing skills necessary for service on any Board committee. These criteria are set forth in the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the procedures set forth below are followed by stockholders in submitting recommendations, as provided for in the Policy Regarding Stockholder Recommendations of Director Nominees. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of the stockholders must do so by delivering no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting a written recommendation to the Nominating and Corporate Governance Committee c/o Fox Factory Holding Corp., 915 Disc Drive, Scotts Valley, CA 95066, Attn: General Counsel and must meet the deadlines and other requirements set for in our Amended and Restated Bylaws, the Fox Factory Holding Corp. Policy Regarding Security Holder Recommendations of Director Nominees and the rules and regulations of the SEC. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the General Counsel will provide the stockholder recommendation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy and recommend whether the Board should nominate the proposed director candidate for election by our stockholders.

Diversity

The Nominating and Corporate Governance Committee has adopted a formal Diversity Policy, within the Nominating and Corporate Governance Charter. The Nominating and Corporate Governance Committee believes that differences in experiences, knowledge, skills and viewpoints enhance the Board’s overall performance. Thus, the Nominating and Corporate Governance Committee considers such diversity in selecting, evaluating and recommending proposed director candidates.

Communications with the Directors
Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director, c/o Fox Factory Holding Corp., 915 Disc Drive, Scotts Valley, CA 95066, Attn: General Counsel. Communications may also be sent to the General Counsel by email at dhaugen@ridefox.com.

Each communication must be in the form described in the Fox Factory Holding Corp. Process for Security Holder Communications with the Board of Directors, posted on our website, www.ridefox.com. Communications determined by our General Counsel to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis. Any communications that concern questionable accounting or auditing matters involving us will be handled in accordance with the terms or our Code of Ethics.

Board of Directors, Executive Officers and Committees
Certain Information Regarding our Directors and Executive Officers

The name and age of each director, nominee and executive officer and the positions held by each of them as of the date of this proxy statement are as follows:

Name	Age	Class	Position
Larry L. Enterline	61	Class III	Director and Chief Executive Officer
Zvi Glasman	50	-	Chief Financial Officer and Treasurer
Mario Galasso	48	-	President, Business Divisions
John Boulton	51	-	Senior Vice President, Office of Strategic Business Development
Bill Katherman	55	-	Senior Vice President, Global Operations
Robert C. Fox, Jr.	74	Class III	Director
Dudley Mendenhall	59	Class I	Lead Independent Director
Joseph Hagin	58	Class I	Director
Carl Nichols	58	Class II	Director
Elias Sabo	43	Class III	Director and Chairman of the Board of Directors
Ted Waitman	64	Class II	Director

Executive Officers who are not Directors

Zvi Glasman first joined us in January 2008 as Chief Financial Officer of our Subsidiary, initially as a consultant until his employment under the same title in September 2008. In connection with our IPO, which occurred in August 2013, we engaged Mr. Glasman to serve directly as our Chief Financial Officer, in addition to his position with our Subsidiary. Prior to joining our Subsidiary, Mr. Glasman served as Chief Financial Officer of Motive Eyewear, Inc., an eyewear supplier, from 2005 until 2008. From 2003 to 2005, he was Chief Financial Officer at Marshall & Swift, a software company focused on providing valuation solutions to the insurance and real estate industries, and from 2001 to 2003, he served as Chief Financial Officer of RealTimeImage Inc. (RTI), an Internet infrastructure company providing imaging products and services for the graphic arts and medical communities. Mr. Glasman is an inactive certified public accountant. He earned a BS in Finance from Pennsylvania State University in 1985.

Mario Galasso has served as President, Business Divisions since February 2014. Prior to serving in this role, Mr. Galasso, served as the Company’s Senior Vice President - Business Units since January 2013. Prior to that, Mr. Galasso served as the Corporate Senior Vice President from January 2012 to January 2013 and Vice President and General Manager - Bicycle Division from 2003 to January 2012. Mr. Galasso earned a BSME in Engineering from Worcester Polytechnic Institute in 1988.

John Boulton has served as Senior Vice President, Office of Strategic Business Development since February 2014. Prior to serving in this role, Mr. Boulton served as the Company’s Senior Vice President - Global Operations since January 2011. Prior to joining Fox Factory, Inc., Mr. Boulton served as Vice President, Operations of Utilimaster Corporation, a producer of walk-in vans and delivery trucks, from 2007 until 2010. From September 1985 to June 2004 he worked for General Electric

Company in various management positions, most recently under the title Vice President of Operations for Fleet Services, GE Capital. Mr. Boulton earned a BSEE in Electrical Engineering from Reading College of Technology in 1983.

Bill Katherman has served as Senior Vice President, Global Operations since February 2014. Prior to this role, Mr. Katherman served as the Company’s Vice President, Supply Chain since September 2012. Prior to joining the Company, Mr. Katherman served as Managing Director of Cisco Systems Video Technology, a producer of Cable Television Set-top Boxes, based in Shanghai, China from 2009 to 2012. From 1996 to 2008, Mr. Katherman served in various management roles, including Vice President and Managing Director of Asia Operations, based in Shanghai, China for Scientific-Atlanta, Inc., a Georgia-based manufacturer of cable television, telecommunications and broadband equipment. Mr. Katherman is a graduate of General Electric’s Financial Management Program and earned a BS in Business Administration from the University of Kansas in 1980.

Executive officers. Our executive officers are elected by, and serve at the discretion of, our Board. There are no familial relationships between our directors and executive officers.

Committees of the Board of Directors

The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee. Our Audit Committee held three meetings during 2013 and is comprised of Messrs. Hagin, Mendenhall and Nichols, with Mr. Mendenhall serving as Chairman of the committee. Our Board has determined that each member of the Audit Committee is “independent” and “financially literate” under the Nasdaq Listing Rules and the SEC and that Mr. Mendenhall is an “audit committee financial expert” under the rules of the SEC. The responsibilities of the Audit Committee are included in its written charter, which is available on our website ridefox.com. The functions of this committee include, among others:

•	appointing, retaining, terminating, determining compensation for, and overseeing the independent registered public accounting firm;

•	reviewing the scope of the audit by the independent registered public accounting firm;

•	inquiring into the effectiveness of our accounting and internal control functions;

•
assisting our Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our adherence to policies regarding ethics and business practices and our enterprise risk-management practices;

•	approving, or pre-approving, all audit and all permissible non-audit services, other than de minimus non-audit services, to be performed by the independent registered public accounting firm; and

•
obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues.

Compensation Committee. Our Compensation Committee held three meetings in 2013 and is comprised of Messrs. Mendenhall, Nichols and Waitman, with Mr. Waitman serving as Chairman of the committee. Our Board has determined that each member of the committee is “independent” under the Nasdaq Listing Rules and all applicable laws. Each of the members of this committee is also a “nonemployee director” as that term is defined under Rule 16b-3 of the Exchange Act and an “outside director” as that term is defined in Treasury Regulations Section 1.162-27(3). The responsibilities of the Compensation Committee are included in its written charter, which is available on our website ridefox.com. The functions of this committee include, among others:

•
determining, or recommending to our Board for determination, the compensation of our Chief Executive Officer and our other executive officers and reviewing and approving or recommending to our Board for approval performance goals relevant to such compensation;

•	evaluating and recommending the type and amount of compensation to be paid or awarded to the members of our Board;

•	approving, periodically evaluating and proposing amendments to long-term incentive plans;

•
evaluating and recommending to our Board new equity incentive plans, compensation plans and similar programs advisable for us, as well as recommending to our Board the modification or termination existing plans and programs; and

•	establishing or recommending policies with respect to compensation arrangements, including recoupment policies.
The Compensation Committee may delegate authority to the Chief Executive Officer to grant rights in, or options to purchase, shares of our common stock to eligible employees who are not executive officers, subject to certain limitations. In May 2013, the Compensation Committee engaged Mercer (US) Inc. to complete an Executive Compensation Review by developing an executive compensation peer group for executive compensation benchmarking and reviewing existing executive compensation programs and recommending changes, as appropriate.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee did not meet separately from the Board meetings that were held in 2013, but performed the necessary functions as the Nominating and Corporate Governance Committee during those meetings as necessary. The Nominating and Corporate Governance Committee is comprised of Messrs. Hagin, Mendenhall and Waitman, with Mr. Hagin serving as Chairman of the committee. Our Board has determined that each member of the committee is “independent” under the Nasdaq Listing Rules and all applicable laws. The responsibilities of the Nominating and Corporate Governance Committee are included in its written charter, which is available on our website ridefox.com. The functions of this committee include, among others:

•	interviewing, evaluating and recommending to our Board candidates for election as our directors, including nominations by stockholders;

•	responsibility for matters relating to nomination of directors;

•	maintaining formal criteria for selecting director nominees who will best serve the interests of our Company and our stockholders;

•	considering and assessing the independence of members of our Board;

•	evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;

•	evaluating the adequacy of our corporate governance practices and policies;

•	reviewing and approving all related party transactions;

•
developing and periodically reviewing and recommending to our Board appropriate revisions to our corporate governance framework, including our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Governance Guidelines;

•	monitoring compliance with our Governance Guidelines;

•	reviewing the composition of each committee annually and presenting recommendations for committee membership for our Board to consider; and

•	reviewing and discussing with the CEO and reporting to our Board of Director’s plans for executive officer development and corporate succession plans for the CEO and other executive officers.

Compensation Committee Interlocks and Insider Participation. No member of our Compensation Committee was an employee or officer of FOX during 2013, or was formerly an employee of FOX. None of our executive officers currently serves, or in the past year has served, as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Clawback Policy. In July 2013, our Board adopted the “Policy Regarding Recoupment of Incentive Compensation upon Restatement or Misstatement of Financial Results, or as Required By Law.” According to the Clawback Policy, if, in the opinion of the independent directors of the Board, the Company's financial results are materially mis-stated due in whole or in part to intentional fraud or misconduct by one or more of the Company's executive officers, the independent directors have the discretion to use their best efforts to remedy the fraud or misconduct and prevent its recurrence. The independent directors may, for up to five (5) years following such mis-statement and subject to the limitations herein, direct that the Company recover all or a portion of any bonus or incentive compensation paid, or cancel the stock-based awards granted, to the executive officer(s), as well as seek to recoup any gains realized with respect to equity-based awards, including stock options and restricted stock units. However, these “clawbacks” can only ensue if the following conditions have been met: (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, (2) one or more executive officers engaged in the intentional misconduct, and (3) the bonus or incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information with respect to the compensation earned by our named executive officers for the fiscal year ended December 31, 2013:

Name and Principal Position	Year		Salary	Non-equity incentive plan compensation (1)	Option awards (2)		Stock awards (3)	All other compensation		Total
Larry L. Enterline	2013		$702,821	$1,250,000	$—		$5,089,169	$98,900	(4)	$7,140,890
Chief Executive Officer	2012	(5)	700,000	750,000	1,316,193	(6)	—	97,781		2,863,974
Mario Galasso	2013		295,654	224,172	—		2,035,671	22,133	(7)	2,577,630
Senior Vice-President, Business Divisions	2012		255,693	160,000	170,688	(8)	—	14,928		601,309
Zvi Glasman	2013		270,100	179,733	—		1,628,537	54,700	(9)	2,133,070
Chief Financial Officer	2012		253,923	150,000	189,499	(10)	—	77,710		671,132

(1)
Amounts in this column represent cash performance bonuses earned for fiscal 2012 and 2013 by the respective named executive officer pursuant to, in the case of Mr. Enterline, the Enterline Services Agreement and, in the case of Messrs. Galasso and Glasman, the employment agreement, respectively, with the named executive officer. Cash performance bonuses were awarded to our named executive officers based on the achievement of specified company performance metrics and the achievement of individual performance goals. In addition, in June 2013 we paid to Mr. Enterline, pursuant to the Enterline Services Agreement, a bonus of $500,000 based on his superior performance and the overall strong performance of our Company over the two-year period ended March 31, 2013. See “Narrative Disclosure to Summary Compensation Table for-Past Employment Agreements and Arrangements” below for additional information.

(2)
The amounts in this column represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)	The amounts in this column represent restricted stock units issued pursuant to the 2013 Omnibus Plan.

(4)
Consists of $18,500 for miscellaneous general and administrative costs paid to Vulcan. See “Narrative Disclosure to Summary Compensation Table-Past Employment Agreements and Arrangements” below for additional information on the terms of this arrangement. In addition, “All Other Compensation” for Mr. Enterline includes amounts reimbursed for travel and lodging expenses, all of which are reimbursed based on receipts. In 2013, Mr. Enterline was reimbursed $43,853 for travel expense and $24,400 for lodging expenses, $10,924 for legal fees and $1,223 paid for medical and dental plan premiums.

(5)
In 2012, Mr. Enterline served as Chief Executive Officer of Fox Factory, Inc. pursuant to the terms of a Services and Secondment Agreement, as amended, or the Enterline Services Agreement, by and among us, Fox Factory, Inc. and Vulcan Holdings, Inc., Mr. Enterline’s wholly-owned consulting services corporation, or Vulcan. All amounts listed in the Summary Compensation Table for Mr. Enterline in 2012 were paid to Vulcan as provided in the Enterline Services Agreement. See “Narrative Disclosure to Summary Compensation Table-Past Employment Agreements and Arrangements” below for additional information on the terms of this arrangement.

(6)
Consists of: (i) the aggregate grant date fair value of the new options to purchase 592,191 shares of our common stock with an exercise price of $5.16 per share granted to Vulcan; and (ii) the additional compensation expense, computed in accordance with FASB ASC Topic 718, incurred by us with respect to options to purchase an aggregate of 414,891 shares of our common stock that were subject to accelerated vesting, in each case, in connection with our recapitalization effected on June 15, 2012. See “Narrative Disclosure to Summary Compensation Table-Recapitalization-Exercise of options and new option grants” below for additional information.

(7)
Consists of amounts reimbursed for travel and lodging expenses, all of which are reimbursed based upon receipts. In 2013, Mr. Galasso was reimbursed $10,584 for travel expenses, $7,115 paid for medical and dental plan premiums and $4,435 for the employer match portion of the 401(k) contribution plan.

(8)
Consists of: (i) the aggregate grant date fair value of the new options to purchase 105,720 shares of our common stock with an exercise price of $5.16 per share granted to Mr. Galasso; and (ii) the additional compensation expense, computed in accordance with FASB ASC Topic 718, incurred by us with respect to options to purchase an aggregate of 86,397 shares of our common stock that were subject to accelerated vesting, in each case in connection with our recapitalization effected on June 15, 2012. See “Narrative Disclosure to Summary Compensation Table--Recapitalization-Exercise of options and new option grants” below for additional information.

(9)
Consists of amounts reimbursed for travel and lodging expenses, all of which are reimbursed based upon receipts. In 2013, Mr. Glasman was reimbursed $13,387 for travel expenses, $27,020 for lodging expenses, $10,241 paid for medical and dental plan premiums and $4,051 for the employer match portion of the 401(k) contribution plan.

(10)
Consists of: (i) the aggregate grant date fair value of the new options to purchase 106,231 shares of our common stock with an exercise price of $5.16 per share granted to Mr. Glasman; and (ii) the additional compensation expense, computed in accordance with FASB ASC Topic 718, incurred by us with respect to options to purchase an aggregate of 99,728 shares of our common stock that were subject to accelerated vesting, in each case in connection with our recapitalization effected on June 15, 2012. See “Narrative Disclosure to Summary Compensation Table--Recapitalization-Exercise of options and new option grants” below for additional information.

Narrative Disclosure to Summary Compensation Table
Past Employment Agreements and Arrangements
During 2012 and 2013, Mr. Enterline served as the Chief Executive Officer of Fox Factory, Inc. pursuant to a Services and Secondment Agreement, as amended, or the Enterline Services Agreement, by and among us, Fox Factory, Inc. and Vulcan Holdings, Inc., Mr. Enterline’s wholly-owned consulting services company, or Vulcan. Under the Enterline Services Agreement, we agreed to pay Vulcan an annual fee of $700,000, an annual incentive fee equal to the sum of (1) an escalating percentage of up to 100% of $500,000 and (2) an escalating percentage of up to 100% of $250,000, with each escalating percentage based on our Company-wide EBITDA as compared to a target EBITDA for the year as provided for in the agreement. The amount listed under the column “Non-equity incentive plan compensation” in the Summary Compensation Table above represents the cash bonus amount that Vulcan received in 2012 based on the achievement of such targets. In addition, the agreement provided that we will pay a fee of up to $1.0 million if, our Board determines, in its reasonable discretion, that certain performance measures have been achieved. In June 2013, we paid to Mr. Enterline a $500,000 bonus in satisfaction of this obligation in light of his performance and the overall strong performance of the company. We also agreed to pay Vulcan $2,500 per month for general and administrative costs, as well as to reimburse Vulcan for reasonable, ordinary and necessary business expenses incurred by Mr. Enterline in connection with providing services to us under the Enterline Services Agreement.
During 2012 and 2013, Mr. Galasso served as the Corporate Senior Vice President and Senior Vice President, Business Divisions of Fox Factory, Inc., respectively pursuant to an employment agreement with Fox Factory, Inc. In such employment agreement, Mr. Galasso's annual base salary was initially set to $205,000. In 2012 and 2013, Mr. Galasso was eligible to receive an annual cash bonus based on our achievement of certain EBITDA targets as provided for in the agreement on a company-wide basis and Mr. Galasso’s achievement of individual performance measures. The amount listed under the column “Non-equity incentive plan compensation” in the Summary Compensation Table for 2012 and 2013 represents the cash bonus amount that Mr. Galasso received in 2012 and 2013, respectively, based on the achievement of such targets and performance measures.
During 2012 and 2013, Mr. Glasman served as the Chief Financial Officer of Fox Factory, Inc. pursuant to an employment agreement with Fox Factory, Inc. In such employment agreement, Mr. Glasman’s annual base salary was initially set to $250,000, however it was increased to $256,000 in May 2012. In 2012 and 2013, Mr. Glasman was eligible to receive an annual cash bonus based on our achievement of certain EBITDA targets as provided for in the agreement on a company-wide basis and Mr. Glasman’s achievement of individual performance measures. The amount listed under the column “Non-equity incentive plan compensation” in the Summary Compensation Table for 2012 and 2013 represents the cash bonus amount that Mr. Glasman received in 2012 and 2013, respectively, based on the achievement of such targets and performance measures.

New Employment Agreements
In July 2013, we entered into new employment agreements with each of our named executive officers. These new employment agreements became effective upon the closing of our IPO, at which time the Enterline Services Agreement terminated, and the employment agreement or offer letter, as applicable, between Fox Factory, Inc. and Messrs. Galasso and Glasman terminated (other than the right to receive a pro-rated incentive fee or bonus, as applicable, for 2013). The new employment agreements provide for base salaries, incentive compensation benefits, and, in certain circumstances, severance benefits.
The new employment agreements with each of Messrs. Enterline, Galasso, and Glasman provide for an initial base salary of $750,000, $325,000, and $295,000, respectively. Mr. Enterline is eligible to receive a lump sum cash performance bonus of $250,000 to $750,000 based on our achievement of certain EBITDA targets as provided for in his new employment agreement. Mr. Galasso and Mr. Glasman are each eligible to receive bonuses ranging from 25% to 75%, of their annual base salaries based on our achievement of certain EBITDA targets as provided for in their new employment agreements. In addition to base salary and performance bonuses, the new employment agreements provide for paid time off and the ability to participate in our employee benefit plans on the same terms as other similarly situated executive officers.
As described below, the new employment agreements also provide the named executive officers with certain payments and benefits upon certain terminations of employment. Under the new employment agreements, in order to receive certain severance benefits, each named executive officer is required to execute a general release in favor of our Company. Furthermore, the new employment agreements prohibit the named executive officers from soliciting our employees for two years following their cessation of employment.
Under the terms of the new employment agreements, in the event that a named executive officer resigns without “Good Reason” (as defined below), or his employment terminates due to mutual agreement, death, disability (as defined in the new employment agreements), or for “Cause” (as defined below), such executive is entitled to receive the following payments and compensation: (i) accrued and unpaid annual base salary for services rendered prior to the date of termination or resignation and (ii) reimbursement of any un-reimbursed business expenses as of the date of termination or resignation. In addition, in the event of an executive’s cessation of employment due to his death or disability, such executive is also entitled to receive a pro rata lump sum cash payment of the executive’s performance bonus (which the executive would have earned under his new employment agreement if employed for the entire fiscal year in which such termination occurs, and payable during the year the applicable audited financial statements become available).
In the event a named executive officer’s employment is terminated for any reason other than death, disability, or for “Cause,” or if a named executive officer resigns for “Good Reason,” such executive officer is entitled, provided he executes a release in our favor, to receive the following payments and compensation: (i) accrued and unpaid annual base salary for services rendered prior to the date of termination or resignation; (ii) reimbursement of any un-reimbursed business expenses as of the date of termination or resignation; (iii) (a) severance in an amount equal to the named executive’s annual base salary as of the date of termination, unless the executive’s base salary was reduced in such a way as to trigger a “Good Reason” resignation, in which case the severance amount will be equal to the executive’s annual base salary prior to such reduction, provided that such severance amount is greater than the executive’s base salary at termination, payable in 12 substantially equal payments following execution of a release, or (b) if we terminate a named executive officer without Cause within 24 months after a change of control, or he resigns for Good Reason within 24 months after a change of control, severance in an amount equal to two times (in the case of Mr. Enterline) or 1.5 times (in the case of Mr. Glasman and Mr. Galasso) such executive’s annual base salary, payable in 24 (in the case of Mr. Enterline) or 18 (in the case of Mr. Glasman and Mr. Galasso) equal monthly payments following execution of a release; (iv) a pro rata payment of the executive’s performance bonus (which the executive would have earned under his new employment agreement if employed for the entire fiscal year in which termination occurs, payable during the year the applicable audited financial statements become available); and (v) continued company sharing in the cost of health care insurance during the period executive receives severance.
For purposes of the new employment agreements, termination for “Cause” means with respect to a named executive, one or more of the following: (i) willful or grossly negligent violation of any law which causes material injury to the business of our Company (or any subsidiary) or entry of a plea of nolo contendere (or similar plea) to a charge of such an offense; (ii) conduct causing us or any of our subsidiaries significant public disgrace or disrepute; (iii) any act or omission aiding or abetting a competitor, supplier, or customer of ours or any of our subsidiaries to the material disadvantage or detriment of us and our subsidiaries; (iv) the executive’s willful violation of fiduciary duties to our Company or any subsidiary, including the duty of loyalty and the corporate opportunity doctrine; (v) commission of, or the act of fraud, dishonesty, misappropriation or embezzlement, or the executive’s commission of any felony offense; (vi) material breach of the executive’s representations, warranties, or covenants under his new employment agreement or any other agreement between the parties hereto that, if curable and unrelated to a breach of his confidentiality obligations, remains uncured for 15 days following written notice thereof from us to executive; and (vii) refusal to comply with our reasonable orders or directives (including refusal to perform, other than as a result of death or disability, material assigned duties or responsibilities that are consistent with normal business practices and his new employment agreement) or our (or our subsidiaries’) material and reasonable rules, regulations, policies, procedures or practices that are not inconsistent with the terms of his new employment agreement or applicable law, which continues uncured for 15 days following written notice thereof from us to the executive.
A resignation by a named executive officer will be deemed a resignation for “Good Reason” if the executive provides written notice to the company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events: (i) a reduction in executive’s base salary below the amount as of the date of his new employment agreement (other than a substantially similar reduction applicable to all executives); (ii) for Mr. Galasso only, our requiring, without the executive’s consent, that the executive relocate the executive’s principal place of business outside a 30-mile radius from the location where the executive is employed as of the effective date of his new employment agreement or such other location as consented to by the executive; (iii) material breach by us of his new employment agreement; or (iv) without the executive’s consent, a material reduction in the executive’s duties or responsibilities. Where curable, we will have 30 days to cure such circumstances upon the receipt of notice from the executive.
Recapitalization

On June 15, 2012, we engaged in a recapitalization involving our debt, outstanding stock and stock options. The recapitalization involved (1) borrowing additional funds from our Sponsor, (2) paying dividends to our stockholders, (3) the acceleration of the vesting of certain options, (4) the net exercise of stock options by certain officers and directors, (5) the granting of new options to certain employees, officers and directors, (6) the cancellation and re-issuance of options to two of our directors, (7) the purchase of shares of our common stock by our Sponsor from certain of our employees, officers and directors, and (8) the purchase of shares of our common stock by certain of our employees, officers and directors from us. All purchases of common stock (other than purchases under pre-existing options) and grants of new options occurred at the same price per share.

Credit facility and dividends. In connection with our recapitalization, we entered into an amendment to our Credit Facility with our Sponsor. Among other changes, the amendment provided for a $60.0 million term loan and increased the revolver commitment by $2.0 million to $30.0 million. Borrowings under our Credit Facility in large part enabled us to fund a $67.0 million cash dividend to our stockholders in June 2012, approximately $62.3 million of which was issued to the following directors, executive officers and beneficial holders of more than 5% of our voting stock in the following respective amounts: our Sponsor, $50.7 million; Robert C. Fox, Jr., $9.3 million; Mario Galasso, $1.1 million; Zvi Glasman, $0.8 million; John Boulton, $0.03 million; Larry L. Enterline, $0.3 million; Carl Nichols, $0.04 million; and Joseph Hagin, $0.03 million.

Exercise of options and new option grants. At the time of our recapitalization, we accelerated the vesting of certain options and certain of our option holders exercised outstanding options on a net exercise basis (by paying their exercise price and applicable tax withholdings by receiving fewer shares upon exercise). Our participating directors and executive officers received an aggregate of 1,023,245 shares of our common stock upon exercise, with an aggregate value of approximately $7.3 million, as follows: Mario Galasso (331,653 shares); Zvi Glasman (398,169 shares); John Boulton (22,574 shares); Larry L. Enterline (224,214 shares); Carl Nichols (26,848 shares) and Joseph Hagin (19,787 shares). We also granted new options to certain of our employees, officers and directors at such time. Our participating directors and executive officers received options to purchase an aggregate of 879,158 shares of our common stock, with an exercise price of $5.16 per share, as follows: Mario Galasso (105,720 shares); Zvi Glasman (106,231 shares); John Boulton (65,726 shares); Larry L. Enterline (592,191 shares); Joseph Hagin (4,645 shares) and Dudley Mendenhall (4,645 shares).

Cancellation and issuance of director options. As part of our recapitalization, to reflect the reduced value of our common stock caused by our cash dividend, we canceled 4,645 outstanding options held by each of our directors, Joseph Hagin and Dudley Mendenhall, each with an exercise price of $7.34 per share, and issued them the same number of replacement options, each at an exercise price of $5.16 per share. In addition, Carl Nichols, one of our directors, was paid a cash bonus of $13,020 to compensate him for the loss in value on his outstanding options.

Purchases and sales of common stock. In connection with our recapitalization, our Sponsor purchased shares of our common stock from our employees, officers and directors. Our participating directors and executive officers sold an aggregate of 537,703 shares of our common stock to our Sponsor at a sales price of $7.13 per share, as follows: Mario Galasso (13,653 shares); Zvi Glasman (107,206 shares); John Boulton (22,574 shares); Larry L. Enterline (64,565 shares); Carl Nichols (6,735 shares) and Joseph Hagin (4,970 shares). In addition, we sold an aggregate of 248,507 and 16,907 shares of our common stock to our executive officers Mario Galasso and John Boulton, respectively, at a purchase price of $7.13 per share. In December 2012, our Sponsor purchased an aggregate of an additional 9,011 and 10,776 shares of our common stock from our executive officers Mario Galasso and Zvi Glasman, respectively, at a purchase price of $6.20 per share, to cover additional taxes owed by such executive officers in connection with our recapitalization.

Perquisites, health, welfare and retirement plans and benefits
Health and welfare benefits
Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, group life and disability insurance plans, in each case on the same basis as other employees.
401(k) plan
We maintain a tax-qualified retirement plan, our 401(k) plan, which provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits set forth in the Internal Revenue Code of 1986, as amended, or the Code. Pre-tax contributions are allocated to each participant’s individual account and are then invested in select investment alternatives according to the participants’ directions. Our 401(k) plan allows for matching contributions to be made by us. As a tax-qualified retirement plan, contributions to our 401(k) plan and earnings on those contributions are not taxable to the employees until distributed and all contributions are deductible by us when made.
Perquisites and personal benefits
We reimburse our named executive officers for reasonable travel and lodging expenses incurred in connection with their employment. We also pay certain premiums for term life insurance and accidental death and dismemberment for all of our employees, including all of our named executive officers, other than Mr. Enterline prior to our IPO since, prior to such time, he was a consultant and not an employee.
Pension benefits and non-qualified deferred compensation
None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Outstanding Equity-based Awards at Fiscal Year End 2013
The following table presents certain information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2013:

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option exercise price per share	Option expiration date	Number of shares that have not vested	Market value of shares of units of stock that have not vested

Larry L. Enterline (1)	592,191	(2)	—	$5.16	6/15/2022	290,312	$17.53
Zvi Glasman	53,116	(3)	53,115	5.16	6/15/2022	92,900	17.53
Mario Galasso	52,860	(3)	52,860	5.16	6/15/2022	116,125	17.53

(1)	Options were granted to Vulcan.

(2)	The option was granted pursuant to the 2008 Plan and vested in a single installment on June 15, 2013, the one year anniversary of the grant date of the award, subject to full acceleration of vesting upon the occurrence of a change of control of our Company or the death or permanent and total disability of Mr. Enterline.

(3)
The option was granted pursuant to the 2008 Plan and vests as to 1/2 of the shares on the first anniversary of the grant date of June 15, 2012, with the remainder vesting on the second anniversary of the grant date, subject to full acceleration of vesting upon the occurrence of a change of control of our Company or the death or permanent and total disability of Mr. Glasman and Mr. Galasso.

Equity Compensation Plan Information

The following table provides as of December 31, 2013 about equity awards under our compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,027,444	$4.88	3,115,440

(1)	Options to be issued under the 2008 Stock Option Plan and the 2008 Non-Statutory Stock Option Plan and the 2013 Omnibus Plan.

Equity-based incentive plans

2008 Stock Option Plan

Our Board adopted our 2008 Stock Option Plan, or the 2008 Plan, on January 4, 2008, and the 2008 Plan was approved by our stockholders in January 2008. The 2008 Plan was subsequently amended in November 2008 to increase the total number of shares issuable under the 2008 Plan by 2,482,473 shares of our common stock. The 2008 Plan was terminated upon the effective date of the 2013 Omnibus Plan. The 2008 Plan is currently administered by our Compensation Committee. Prior to the establishment of our Compensation Committee in July 2013, the 2008 Plan was administered by our Board based on recommendations of the Compensation Committee of our Subsidiary.

Stock subject to the 2008 Plan. The maximum aggregate number of shares that can be issued under the 2008 Plan is 5,806,250 shares of our common stock. As of December 31, 2013, 3,645,535 shares of our common stock had been issued under the 2008 Plan and options to purchase an additional 2,147,007 shares of our common stock were outstanding under the 2008 Plan.

Stock options. The exercise price of all stock options granted under the 2008 Plan must equal at least 100% of the fair market value of our common stock on the date of grant (except for greater than 10% owners, as provided below). Incentive stock options granted under the 2008 Plan must be exercised within 10 years from the date of grant, and the period for exercising any non-statutory stock options is set by our Compensation Committee; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock or of the stock of our parents or subsidiaries, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The option price is payable only in cash, except if our Company undergoes a change of control, in which case the option price may be satisfied through shares obtained through exercise of the option in connection with the change of control. Subject to the provisions of the 2008 Plan, our Compensation Committee determines the remaining terms of the options (e.g., vesting and the period following a participant’s termination of service during which the participant may exercise his or her option, provided that in no event may an option be exercised later than the expiration of its term).

Plan termination. Upon the completion our IPO, the 2008 Plan was terminated and no shares of our common stock remain available for future issuance under the 2008 Plan. However, the 2008 Plan continues to govern the terms and conditions of awards originally granted under the 2008 Plan. Shares originally reserved for issuance under the 2008 Plan but which were not issued or subject to outstanding grants on August 13, 2013, and shares which were subject to outstanding options under the

2008 Plan on August 13, 2013 that are subsequently forfeited or terminated for any reason before being exercised, and shares subject to vesting restrictions under the 2008 Plan that are subsequently forfeited have again become available for awards under the 2013 Omnibus Plan.

2008 Non-Statutory Stock Option Plan

Our Board adopted our 2008 Non-Statutory Stock Option Plan, or the 2008 Non-Statutory Plan, on May 6, 2008. The 2008 Non-Statutory Plan was subsequently amended in December 2012 to increase the total number of shares issuable under the 2008 Non-Statutory Plan by 1,393,500 shares of our common stock. The 2008 Non-Statutory Plan was terminated upon the effective date of the 2013 Omnibus Plan, August 13, 2013. The 2008 Non-Statutory Plan is currently administered by our Compensation Committee. Prior to the establishment of our Compensation Committee in July 2013, the 2008 Non-Statutory Plan was administered by our Board based on recommendations of the Compensation Committee of our Subsidiary

Stock subject to the 2008 Non-Statutory Plan. The maximum aggregate number of shares that can be issued under the 2008 Non-Statutory Plan is 1,899,805 shares of our common stock. As of December 31, 2013, 117,983 shares of our common stock had been issued under the 2008 Non-Statutory Plan and options to purchase an additional 364,168 shares of our common stock were outstanding under the 2008 Non-Statutory Plan.

Stock options. The period for exercising any options granted under the 2008 Non-Statutory Plan is set by our Compensation Committee. The option price is payable only in cash, except if our Company undergoes a change of control, in which case the option price may be satisfied through shares obtained through exercise of the option in connection with the change of control. Subject to the provisions of the 2008 Non-Statutory Plan, our Compensation Committee determines the remaining terms of the options (e.g., vesting and the period following a participant’s termination of service during which the participant may exercise his or her option, provided that in no event may an option be exercised later than the expiration of its term).

Plan termination. The 2008 Non-Statutory Plan was terminated at the consummation of our IPO and no shares of our common stock remain available for future issuance under the 2008 Non-Statutory Plan. However, the 2008 Non-Statutory Plan continues to govern the terms and conditions of awards originally granted under the 2008 Non-Statutory Plan. Shares originally reserved for issuance under the 2008 Non-Statutory Plan but which were not issued or subject to outstanding grants on August 13, 2013, and shares subject to outstanding options under the 2008 Non-Statutory Plan on August 13,2013 that are subsequently forfeited or terminated for any reason before being exercised, and shares subject to vesting restrictions under the 2008 Non-Statutory Plan that are subsequently forfeited have again become available for awards under the 2013 Omnibus Plan on August 13, 2013.
2013 Omnibus Plan

In July and August 2013, our Board and stockholders, respectively, adopted the 2013 Omnibus Plan, which became effective on the closing our IPO, and which serves as the successor to our 2008 Plan and 2008 Non-Statutory Plan. The 2013 Omnibus Plan is the sole plan under which we make equity-based awards to our employees, directors and consultants upon the closing of our IPO. However, the 2008 Plan and the 2008 Non-Statutory Plan continue to govern the terms and conditions of awards originally granted under the 2008 Plan and the 2008 Non-Statutory Plan, respectively. Further description of the 2013 Omnibus Plan is provided in “Approval of the Fox Factory Holding Corp. 2013 Omnibus Plan (Proposal III)” in this Proxy.

At the closing of our IPO, we granted to Messrs. Enterline, Glasman, and Galasso, each an executive officer, awards of restricted stock units representing 290,312, 92,900 and 116,125 underlying shares of common stock, respectively. The awards are expected to vest in four equal annual increments of 25% each, commencing with the one year anniversary date of the grant date. In addition, we granted on the date of the consummation our IPO an award of restricted stock units representing 5,332 underlying shares of common stock to each of Messrs. Hagin, Mendenhall, Nichols and Waitman, respectively, each a non-employee director. Such awards are expected to vest on the day before our Annual Meeting.

THE AUDIT COMMITTEE REPORT
Our Audit Committee is comprised of three independent directors, Messrs. Hagin, Mendenhall and Nichols, all of whom are financially literate. In addition, the Board has designated Mr. Mendenhall as an “audit committee financial expert” under the applicable SEC rules. The Audit Committee operates under a written charter, which reflects the requirements regarding audit committees under the NASDAQ Rules and The Sarbanes-Oxley Act of 2002. A copy of the Audit Committee charter is available on the Company’s website at www.ridefox.com.
The Audit Committee’s primary role is to assist the Board in (1) retaining an independent accountant; (2) overseeing the independent accountant; (3) reviewing financial statements and disclosure matters; (4) compliance oversight; and (5) oversight of the Company’s internal audit function.
The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2013 with management and with Grant Thornton LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2013 ( the "Annual Report").
The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by PCAOB Auditing Standard No. 16.
The Audit Committee also has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence from us.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.
Members of the Audit Committee:
Dudley Mendenhall, Chairman
Joseph Hagin
Carl Nichols

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows as of March 31, 2014, the number of shares of our common stock, par value $.001 per share (the only class of voting securities outstanding), beneficially owned by: (1) each director and nominee for director; (2) each person who is named in the Summary Compensation Table below; and (3) all directors and executive officers as a group. The applicable percentage ownership is based on 36,582,581 shares of common stock outstanding as of March 31, 2014. All holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of common stock.

The number of shares beneficially owned by each entity or individual is determined pursuant to Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner and Management	Number	Percentage
5% Beneficial Owners
Compass Group Diversified Holdings LLC, Sixty One Wilton Road, Second Floor, Westport, CT 06880. (1)	19,575,287	53.5%
Directors and Officers (2)
Larry L. Enterline (3)	1,042,162	2.8
Robert C. Fox, Jr. (4)	3,583,264	9.8
Mario Galasso (5)	666,104	1.8
Zvi Glasman (6)	479,094	1.3
Joseph Hagin (7)	35,441	*
Dudley Mendenhall (8)	5,978	*
Carl Nichols (9)	27,962	*
Elias Sabo	—	—
Ted Waitman (10)	1,333	*
All current executive officers and directors as a group (11 persons ) (11)	5,959,618	16.3
* Less than 1%

(1)	This information is based on a Schedule 13G filed by Compass Group Diversified Holdings on January 24, 2014.

(2)
The information provided in this table is based on the Company’s records and information supplied by the officers and the directors. Except as set forth in the footnotes to this table, the business address of each director and officer listed is c/o Fox Factory Holding Corp., 915 Disc Drive, Scotts Valley, CA 95066.

(3)
Consists of 290,312 shares of our common stock held directly by Mr. Enterline;159,659 shares of our common stock held by Vulcan Holdings, Inc.; and options to purchase 592,191 shares of our common stock. Mr. Enterline is the Chief Executive Officer and owns all of the capital stock of Vulcan Holdings, Inc. He is also the Chief Executive Officer of our Company and serves on our Board.

(4)	This information is based on a Schedule 13 G filed by Mr. Fox on January 29, 2014.

(5)	Consists of 613,244 shares of our common stock held directly by Mr. Galasso and options to purchase 52,860 shares of our common Stock. Mr. Galasso is our President, Business Divisions

(6)
Consists of 333,078 shares of our common stock held directly by Mr. Glasman; 92,900 shares of our common stock held by the Zvi & Marlise Glasman Family Trust, of which Mr. Glasman is a trustee; and options to purchase 53,116 shares of our common stock. Mr. Glasman is the Chief Financial Officer of our Company.

(7)	Consists of 26,151 shares of our common stock held directly by Mr. Hagin and options to purchase 9,290 shares of our common stock. Mr. Hagin serves on our Board.

(8)	Consists of 1,333 shares of our common stock held directly by Mr. Mendenhall and options to purchase 4,645 shares of our common stock. Mr. Mendenhall serves on our Board.

(9)	Consists of 21,459 shares of our common stock held directly by Mr. Nichols and options to purchase 6,503 shares of our common stock. Mr. Nichols serves on our Board.

(10)	Consists of 1,333 shares of our common stock held directly by Mr. Waitman. Mr. Waitman serves on our Board.

(11)
Consists of shares included under “Directors and Officers,” and options to purchase 111,351 shares of our common stock and 16,929 shares of our common stock directly held by one of our other executive officers (John Boulton).

There are no material proceedings to which any director, officer of affiliate of the registrant, any owner of record or beneficially of not less than 5% of our common stock, or any associate of any such director, officer, affiliate of FOX, or security holder is a party adverse to FOX or any of our subsidiaries or has a material interest adverse to the FOX or any of our subsidiaries.
There are no arrangements currently known to the Company, the operation of which may at a subsequent date result in a change of control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial owners of 10 percent or more of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership (Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that such persons furnish us with copies of all such forms they file with the SEC.
Based solely upon our review of such forms furnished to us during 2013, and upon representations received by us from certain of our directors, and executive officers, we believe that our directors, executive officers and 10 percent or greater stockholders complied with all Section 16(a) filing requirements on a timely basis during 2013, except for a late Form 4 filing by one of our directors and that no Forms 5 were required. On April 10, 2014 an amendment to a Form 4 previously filed on August 15, 2013 was filed by Joseph Hagin for the purchase of 10,000 shares of our common stock through our directed share program in connection with our IPO.
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2015
Stockholder Proposals - Inclusion in Company Proxy Statement
For a stockholder proposal to be considered by us for inclusion in our proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2015, the proposal must be received by December 24, 2014, as prescribed by rules under the Securities Exchange Act of 1934, as amended.
Other Stockholder Proposals - Business to be Conducted at the Annual Meeting
With respect to stockholder proposals not wishing to be included in the our proxy statement and form of proxy, but rather to be brought as business at the annual meeting, our Bylaws prescribe certain advance notice procedures independent of the notice requirement and deadline described above. Our Bylaws state that, to be timely, notice and certain related information must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than thirty (30) days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under our Bylaws, a proposal for the 2015 annual meeting not included by or at the direction of the Board must be received not earlier than February 5, 2015, no later than March 5, 2015.
INCORPORATION BY REFERENCE
To the extent that this proxy statement is incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the information included or incorporated in the section of this proxy statement entitled “Audit Committee Report” will not be deemed to be incorporated, unless specifically provided otherwise in such filing.

DIRECTIONS TO THE 2014 ANNUAL MEETING
If you plan to attend the annual meeting in person, below are directions to our headquarters located at 915 Disc Drive, Scotts Valley, CA 95066. Please do not forget to register to attend the meeting by going to "shareholder meeting registration" link at www.proxyvote.com.

From East	From North	From South
From San Jose, CA	From San Francisco, CA	From Monterey, CA
Get on I-880 S	Get on US-101 S	Get on CA-1 N/Cabrillo Hwy
Take the exit onto CA-17 S toward Santa Cruz	Take the exit onto CA-85 S toward Santa Cruz/Cupertino	Keep right at the fork, following signs for CA-17 N/San Jose/Oakland
Continue onto CA-17 S	Take the exit onto CA-17 S	Merge onto CA-17 N
Take the Scotts Valley Dr. exit	Take the Scotts Valley Dr. exit	Exit onto Mt. Hermon Rd
Turn left onto Scotts Valley Dr.	Turn left onto Scotts Valley Dr.	Turn right onto Scotts Valley Dr.
Turn left onto Disc. Dr.	Turn left onto Disc. Dr.	Turn right onto Disc. Dr.
Take the 1st right to stay on Disc Dr.	Take the 1st right to stay on Disc Dr.	Take the 1st right to stay on Disc Dr.
Our headquarters will be on the left	Our headquarters will be on the left	Our headquarters will be on the left

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single set of proxy materials, unless one or more of these stockholders provides notice that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you participate in householding and wish to receive a separate set of these proxy materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly upon your request.
Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions, Inc. at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

FOX FACTORY HOLDING CORP. 915 DISC DRIVE SCOTTS VALLEY, CA 95066
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to "shareholder meeting registration" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M73515-P52227 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOX FACTORY HOLDING CORP.
The Board of Directors recommends you vote FOR the following nominees:
1.	Election of Directors
	Nominees:			For	Against	Abstain

	1a.	Joseph Hagin

	1b.	Dudley Mendenhall

You may withhold authority to vote for any nominee by lining through or otherwise striking out the name of any nominee.

The Board of Directors recommend you vote FOR proposals 2 and 3.				For	Against	Abstain

2.	To ratify the appointment of Grant Thornton LLP as independent public accountant for 2014

3.	To approve the Fox Factory Holding Corp. 2013 Omnibus Plan

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date	Signature [PLEASE SIGN WITHIN BOX]		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M73516-P52227

FOX FACTORY HOLDING CORP. Annual Meeting of Stockholders June 5, 2014 at 9:00 AM PDT This proxy is solicited by the Board of Directors

The undersigned hereby appoints David Haugen and Zvi Glasman, and each of them, as proxies, with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fox Factory Holding Corp. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Daylight Time, Thursday, June 5, 2014, at the Corporate Headquarters of Fox Factory Holding Corp., 915 Disc Drive, Scotts Valley, CA 95066, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with and as described in the Notice and Proxy Statement of the Annual Meeting.

Continued and to be signed on reverse side

Exhibit A
FOX FACTORY HOLDING CORP.
2013 Omnibus Plan

Section 1. Purpose. The purposes of this Fox Factory Holding Corp. 2013 Omnibus Plan are to promote the interests of Fox Factory Holding Corp. and its stockholders by (i) attracting and retaining employees and directors of, and consultants to, the Company and its Affiliates, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any employer with which the Company would be considered a single employer under Sections 414(b) and (c) of the Code, applied using 50% as the percentage of ownership required under such Code sections; provided, however, that the term Affiliate shall be construed in a manner in accordance with the registration provisions of applicable securities laws.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Unrestricted Stock Award, Performance Award, Other Stock-Based Award, or Performance Compensation Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance, or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance, or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean: the Participant’s (1) breach of any fiduciary duty or legal or material contractual obligation to the Company or any of its Affiliates; (2) failure to perform satisfactorily such Participant’s material duties to the Company or any of its Affiliates; (3) gross negligence or engagement in insubordination, willful misconduct, willful violation of any law, fraud, embezzlement, acts of dishonesty or a conflict of interest relating to the affairs of the Company or any of its Affiliates; (4) conviction of or pleading of nolo contendere to any misdemeanor relating to the affairs of the Company or any of its Affiliates or any felony; or (5) failure to use Participant’s best efforts to promote the interests of the Company or any of its Affiliates or, except as otherwise agreed upon between the Participant and the Company, to devote Participant’s full business time and efforts to the business and affairs of the Company or any of its Affiliates.

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or (ii) any person or group, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise; provided that a “Change of Control” shall not occur due to beneficial ownership by Compass Group Diversified Holdings LLC (“Compass”) unless both its ownership has previously fallen below fifty percent (50%) of the Company and more than three consecutive years have passed without any Person employed by, or serving as a partner or manager of, Compass, or Compass Group Management LLC, having served as a Board member.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean either (i) a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Nonemployee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan; or (ii) a committee of the Board designated by the Board to administer the Plan and, with respect to “applicable employee remuneration” for purposes of Code Section 162(m), a subcommittee designated by the Board composed of not less than two directors, each of whom is required to be a “Nonemployee Director” and an “outside director” (as such terms are defined above), which subcommittee shall be considered a compensation committee for purposes of Code Section 162(m) and the regulations promulgated thereunder.

“Company” shall mean Fox Factory Holding Corp., a Delaware corporation, together with any successor thereto.

“Covered Employee” shall mean a “covered employee” as defined in Code Section 162(m)(3).

“Effective Date” shall have the meaning ascribed to it in Section 16(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to the Shares, as of any date, (1) the closing sale price (excluding any “after hours” trading) of the Shares as reported on the Nasdaq Stock Market (or on the New York Stock Exchange) for such date (or if not then trading on the Nasdaq Stock Market or the New York Stock Exchange, the closing sale price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (2) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code).

“Final Year” means the calendar year.

“Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance, or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance, or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of this Plan, the Participant shall not be entitled to terminate his or her employment or service for Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a designated Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, or (b) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) or Section 11(d)(vi) of the Plan. In no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is designated in advance, in the applicable Award Agreement, as a Performance Compensation Award under Section 11 of the Plan).

“Nonqualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that does not qualify as an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or nonemployee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Compensation Award” shall mean any Award designated in advance in the applicable Award Agreement by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or an Affiliate, division, or operational unit of the Company). The Performance Criteria applicable to any Award that is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be based on one or more of the following criteria: return on net assets, return on stockholders’ equity, return on assets, return on capital, revenue, average revenue, stockholder returns, profit margin, earnings per Share, net earnings, operating earnings, free cash flow, earnings before interest, taxes, depreciation and amortization, cash flows, growth of business, operating expenses, capital expenses, cost targets, Share price, enterprise value, equity market capitalization, or sales or market share. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

“Performance Formula” shall mean, for a Performance Period, one or more objective formulas applied against the relevant Performance Goals to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, one or more goals as may be established in writing by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first ninety (90) days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first ninety (90) days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m)

of the Code in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Achievement of Performance Goals may be measured by including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposition of a business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), or other applicable accounting rules, or consistent with the Company’s policies and practices for measuring the achievement of Performance Goals on the date on which the Committee establishes the Performance Goals.

“Performance Period” shall mean the one or more periods of time of at least one (1) year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or political subdivision.

“Plan” shall mean this Fox Factory Holding Corp. 2013 Omnibus Plan.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” shall mean the common stock of the Company, $0.001 par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares, or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan; provided that such other securities shall, for Options and Stock Appreciation Rights, always constitute “service recipient stock” within the meaning of Section 409A of the Code.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall have the meaning specified in Section 4(c) of the Plan.

“Ten Percent Shareholder” shall mean an individual who, at the time an Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company. An individual shall be considered as owning the stock owned, directly or indirectly, by or for the individual’s brothers and sisters, spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

“Unrestricted Stock” shall mean any Share granted under Section 8 of the Plan without vesting restrictions imposing a forfeiture risk on the Participant.

Section 3. Administration. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer, or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; (x) to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in applicable law, and to recognize differences in foreign law, tax policies, or customs; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Unless otherwise expressly provided in the Plan or limited by Section 409A of the Code, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c) The mere fact that a Committee member shall fail to qualify as a “Nonemployee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(d) No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(e) With respect to any Performance Compensation Award granted to a Covered Employee under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(f) The Committee may delegate to one or more officers of the Company (or, in the case of awards of Shares, the Board may delegate to a committee made up of one or more directors) the authority to grant Awards to Participants who are not Covered Employees or executive officers or directors of the Company subject to Section 16 of the Exchange Act.

Section 4. Shares Available for Awards.

(a) Shares Available.

(i) Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, 3,631,709, increased by an additional number of Shares equal to any Shares that are subject to outstanding awards under the Fox Factory Holding Corp. 2008 Stock Option Plan and/or 2008 Non-Statutory Stock Option Plan which either cease for any reason to be subject to such awards or are forfeited, cancelled, or repurchased at their original issue price; provided that the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 3,631,709; provided, further, that the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units and Unrestricted Stock may be granted under the Plan shall be 1,815,854. The maximum number of Shares with respect to which Incentive Stock Options may be granted to any one Participant in any fiscal year shall be 907,927. The maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any one Participant in any fiscal year shall be 907,927 and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 907,927 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. The maximum number of Restricted Stock, Restricted Stock Units, and Unrestricted Stock that may be granted to any one Participant in any fiscal year shall be 907,927, and the maximum number of Shares that may be granted as Other Stock-Based Awards to any one Participant in any fiscal year shall be 907,927.

(ii) Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. Notwithstanding anything to the contrary contained herein: (A) if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall reduce the aggregate limit described in Section 4(a)(i); (B) Shares withheld by the Company to satisfy a tax withholding obligation shall count against the aggregate limit described in Section 4(a)(i); and (C) the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan. To the extent that any outstanding Award is settled in cash in lieu of Shares, the Shares allocable to such portion of the Award may again be subject to an Award granted under the Plan.

(b) Adjustments. In the event that the Committee determines in its reasonable discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares, such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right.

(c) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(d) Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5. Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including any prospective employee or consultant to whom an offer of employment has been or is being extended, provided that vesting in the Award shall not occur before his/her hire date), or nonemployee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6. Stock Options.

(a) Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Nonqualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options. No Option shall be exercisable more than ten (10) years from the date of grant; provided, however, that in the case of a Ten Percent Shareholder, no Incentive Stock Option shall be exercisable later than the fifth (5th) year anniversary of the date of its grant. No Option shall include any feature for the deferral of income other than the deferral of recognition of income until the later of the exercise or disposition of the Option.

(b) Exercise Price. The Committee shall determine and establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided, however, if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise price of the Option must not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant of the Option.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment. (i) Subject to Section 6(d)(ii), no Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and acquired other than through an Incentive Stock Option), or (y) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and the taxes, if any, required to be withheld.

(ii) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such exercise price, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e) If there is a blackout period under the Company’s insider trading policy or applicable law (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option based on the termination of a Participant’s employment or services for the Company, the period for exercising the Options shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

Section 7. Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights with a grant price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In the sole discretion of the Committee, Stock Appreciation Rights may, but need not, be intended to qualify as performance-based compensation in accordance with Section 11 hereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with an Award will be granted at the same time as the Award. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares, or a combination of cash and Shares.

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate; provided that the Stock Appreciation Right shall not include any feature for the deferral of income other than the deferral of income until the exercise of the Stock Appreciation Right.

Section 8. Restricted Stock and Restricted Stock Units; Unrestricted Stock.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine, when granting Award Agreements: (i) the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, (ii) the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, (iii) the duration of the period during which, and the conditions, if any, under which, performance based Restricted Stock and Restricted Stock Units may be forfeited to the Company, and (iv) the other terms and conditions of such Awards. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Stock which shall vest in full upon the grant date or such other date as the Committee may determine.

(b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares.

(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock shall be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee and specified in the Award Agreement on the date of grant. Dividends may be credited on Restricted Stock Units as additional Restricted Stock Units, if so determined by the Committee and specified in the Award Agreement on the date of grant.

Section 9. Performance Awards.

(a) Grant. The Committee shall have sole authority to determine the Participants who shall receive a “Performance Award,” which shall consist of a right which is (i) denominated in cash or Shares; (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish; and (iii) payable at such time and in such form as the Committee shall determine and specify in the Award Agreement on the date of grant.

(b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award, and the amount and kind of any payment or transfer to he made pursuant to any Performance Award.

(c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.

Section 10. Other Stock-Based Awards.

(a) General. The Committee shall have authority to grant to Participants an “Other Stock-Based Award,” which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law, including Code Section 409A. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

(b) Dividend Equivalents. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, or other property on a current or deferred basis consistent with Code Section 409A; provided, that in the case of Awards with respect to which any applicable Performance Criteria have not been achieved, dividend equivalents may be paid only on a deferred basis, to the extent the underlying Award vests.

Section 11. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 of the Plan (other than Options and Stock Appreciation Rights), to designate such Award, in the applicable Award Agreement, as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b) Eligibility. The Committee will, in its sole discretion, designate within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) is/are to apply to the Company, and the Performance Formula. Within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards. (i) Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv) Negative Discretion. In determining the actual size of an individual Performance Compensation Award, designated as such in the applicable Award Agreement, for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11; provided that in no event shall any Award granted for a Performance Period be paid later than the fifteenth day of the third month following the end of the calendar year in which the Award becomes vests (within the meaning of Section 409A of the Code) pursuant to the applicable Award Agreement.

(vi) Maximum Award Payable. As provided in Section 4(a)(i) hereof, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 907,927 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to the Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee prior to the applicable fiscal year; or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

Section 12. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan that (i) would materially increase the benefits accruing to Participants under the Plan; (ii) would materially increase the number of securities which may be issued under the Plan; (iii) would materially modify the requirements for participation in the Plan; or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market, or, if the Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Shares are traded or quoted; such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder, or beneficiary.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, after consultation with its advisors, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval.

Section 13. Change of Control.

(a) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant, to the extent outstanding Awards granted under this Plan are not assumed, converted, or replaced by the resulting entity in the event of a Change of Control, all outstanding Options and Stock Appreciation Rights shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and such Awards shall become vested and non-forfeitable, and any specified Performance Goals with respect to outstanding Awards shall be deemed to be satisfied at target, provided that payment of restricted and Performance Awards or Performance Compensation Awards shall be made in accordance with Section 13(d).

(b) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are assumed, converted, or replaced by the resulting entity in the event of a Change of Control, (i) any outstanding Awards that are subject to Performance Goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the Change of Control; (ii) each Performance Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement; and (iii) all other Awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining periods set forth in the Award Agreement.

(c) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are either assumed, converted, or replaced by the resulting entity in the event of a Change of Control, if a Participant’s employment or service is terminated without Cause by the Company or an Affiliate or a Participant terminates his or her employment or service with the Company or an Affiliate for Good Reason (if applicable), in either case, during the twenty four (24) month period following a Change of Control, all outstanding Options and Stock Appreciation Rights held by the Participant shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of nonqualified deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change of Control, then such payment shall not be made unless such Change of Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payment that does not comply with the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control or termination of employment or service, but disregarding any performance requirements and substituting the passage of time for any future service requirements and any Performance Periods. If a Change of Control constitutes a “change of control” within the meaning of Code Section 409A, any required payment shall be made in a lump sum within ten business days of the Change of Control unless the Award Agreement specifies otherwise. If a termination following a Change of Control qualifies as a “separation from service” within the meaning of Code Section 409A, distribution will be made in a lump sum within sixty (60) days of the separation from service date unless the Award Agreement specifies otherwise.

Section 14. General Provisions.

(a) Nontransferability.

(i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii) No Award may be sold, assigned, alienated, pledged, attached, or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) Share Certificates. Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding. (i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due, or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment, or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability.

(e) Award Agreements. Each Award hereunder shall he evidenced by an Award Agreement which shall he delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability, or termination of employment or service of a Participant and the effect, if any, of such other events as may he determined by the Committee.

(f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in any applicable employment contract or agreement.

(h) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.

(j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall he stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder, or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall he canceled, terminated, or otherwise eliminated.

(n) Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

(o) Disqualifying Dispositions. A Participant shall be obligated to give the Company or any Affiliate for which the Participant works notice of any disposition of any Incentive Stock Option prior to the applicable holding periods.

(p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six- (6-) month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of the first business day of the seventh month following the separation from service date or within 60 days following the date of death.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company may unilaterally in its sole discretion amend this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall he solely responsible and liable for the satisfaction of all taxes and penalties that may he imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (.including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 16. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of the closing date of the Company’s initial public offering (the “Effective Date”), subject to prior approval of the Plan by both the Board and the stockholders of the Company.

(b) Expiration Date. No grant will be made under this Plan more than ten (10) years after the date of its approval by the Board (or by the stockholders of the Company, if earlier), but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
* * *